CONSENT

This CONSENT (this "Consent"), dated as of June 18, 2008, is made by and among Comanche Clean Energy Corporation, an exempted limited liability company incorporated under the laws of the Cayman Islands (the "Company"), and the undersigned holders (the "Holders") of certain Senior Secured Convertible Notes due 2012 issued by the Company, or Equity Bridge Notes issued by the Company on December 20, 2007.

RECITALS

WHEREAS, each of the undersigned listed in Schedule A attached hereto is (i) a party to that certain Securities Purchase Agreement dated as of March 30, 2007 among the Company and certain investors party thereto, as amended by an Amendment No. 1 to Securities Purchase Agreement (Notes and Warrants) dated as of June 15, 2007 (as so amended, the "March 2007 Securities Purchase Agreement"), (ii) a holder of one or more Senior Secured Convertible Notes due 2012 (each, a "March Note" and together the "March Notes") issued by the Company in accordance with the March 2007 Securities Purchase Agreement and of one or more Warrants issued by the Company pursuant to the March 2007 Securities Purchase Agreement (the "2007 Warrants"), (iii) a party to that certain Amended and Restated Registration Rights Agreement dated as of September 30, 2007 among the Company and certain Buyers (as defined therein) party thereto (the "September 2007 Registration Rights Agreement"), and (iv) except for the parties listed in Schedule B, attached hereto, a party to the Registration Rights Agreement dated as of December 19, 2007 (the "December 2007 Registration Rights Agreement");

WHEREAS, each of the undersigned listed in Schedule C attached hereto is (i) a party to that certain Securities Purchase Agreement (Shares and Equity Bridge Notes) dated as of December 19, 2007 among the Company and certain buyers party thereto (the "December 2007 Securities Purchase Agreement (Shares and Equity Bridge Notes)"), (ii) a holder of one or more Equity Bridge Notes issued on December 20, 2007 by the Company (each, an "Equity Bridge Note" and together the "Equity Bridge Notes") in accordance with the December 2007 Securities Purchase Agreement (Shares and Equity Bridge Notes), and/or (iii) a party to the December 2007 Registration Rights Agreement (the December 2007 Securities Purchase Agreement (Share and Equity Bridge Notes), the Equity Bridge Notes and the December 2007 Registration Rights Agreement, collectively, the "December 2007 Transaction Documents");

WHEREAS, the Company desires to issue and sell senior secured notes (the "Transaction Notes"), warrants (the "Transaction Warrants"), and Ordinary Shares (the "Transaction Shares", and together with the Transaction Notes and the Transaction Warrants, the "Transaction Securities"), pursuant to that certain Securities Purchase Agreement to be dated on or about June __, 2008 among the Company, Comanche Participações do Brasil Ltda., Comanche Biocombustiveís de Canitar Ltda., Comanche Biocombustiveís de Santa Anita Ltda., Comanche Biocombustiveís de Bahia Ltda., Comanche Bioenergia do Maranhão Ltda., Comanche Operações e Societárias Ltda. and certain buyers party thereto (the "2008 Securities Purchase Agreement");

WHEREAS, certain of the Holders are party to that certain Joinder and Affirmation Agreement, dated as of the date hereof, by and among the Company, Comanche Participações do Brasil Ltda. ("Comanche Participações"), Comanche Biocombustiveís de Canitar Ltda., Comanche Biocombustiveís de Santa Anita Ltda., Comanche Biocombustiveís de Bahia Ltda., Comanche Operações e Participações Societárias Ltda., Comanche Bioenergia do Maranhão Ltda., and the buyers party to the 2008 Securities Purchase Agreement (the "Joinder") whereby such Holders and other holders of March Notes, 2007 Warrants and Secured Cash Bridge Notes (the "Cash Bridge Notes") issued pursuant to that certain Securities Purchase Agreement, dated as of December 19, 2007, among the Company and certain buyers party thereto ("Exchanging Holders") will receive Transaction Securities in the respective amounts indicated in column 3 next to such Holder's name in Schedule D hereto in exchange for March Notes and/or 2007 Warrants and/or Cash Bridge Notes in the respective amounts set forth in column 2 next to the same Holder's name in Schedule D hereto.

WHEREAS, in order to facilitate the issuance of the Transaction Securities, the undersigned Holders desire to (a) consent to certain proposed amendments to the March Notes and to waive certain rights and remedies to which such issuance and amendments might otherwise give rise, (b) consent to certain proposed amendments and restatements of the September 2007 Registration Rights Agreement and the December 2007 Registration Rights Agreement, (c) consent to certain amendments to the Articles of Association of the Company, (d) make certain acknowledgements with respect to the 2007 Warrants; and (e) waive certain rights and remedies to which such issuance might otherwise give rise under each of the December 2007 Transaction Documents.

WHEREAS, the undersigned Holders constitute at least the "Required Holders" as such term is defined (a) in the March Notes and in the March 2007 Securities Purchase Agreement, (b) in the September 2007 Registration Rights Agreement and in the December 2007 Registration Rights Agreement, (c) in the 2007 Warrants and (d) in the Equity Bridge Notes and in the December 2007 Securities Purchase Agreement (Shares and Equity Bridge Notes);

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby agree as follows:

Section 1. Definitions. Unless otherwise apparent from the context, all capitalized terms used and not otherwise defined in this Consent have the respective meanings assigned to them in the March Notes, in the March 2007 Securities Purchase Agreement or in the December 2007 Securities Purchase Agreement (Shares and Equity Bridge Notes), as applicable.

Section 2. Certain Consents. To the extent applicable, each of the undersigned Holders hereby irrevocably consents to and approves in all respects:

(a) the issuance of amended and restated senior secured convertible notes substantially in the form attached hereto as Exhibit A (each, an "Amended Note" and together the "Amended Notes"), and the simultaneous cancellation of all outstanding Original Notes, which original Notes shall, upon the issuance of Amended Notes in the same respective principal amounts, be amended, restated, superseded and replaced in their entirety by such Amended Notes and be of no further force or effect;

(b) the full and unconditional release and termination of (i) the pledge of quotas in Comanche Participações established by that certain Quota Pledge Agreement dated as of April 3, 2007 (the "Participações Pledge") by and between Comanche Clean Energy, LLC, as pledgor thereunder, Tri-State Title & Escrow, LLC, as collateral agent thereunder (the "Collateral Agent"), and Comanche Participações as an intervening party thereto, and (ii) the guaranty by Comanche Participações of the obligations under the Original Notes pursuant to that certain Guaranty dated April 3, 2007 by and among the Collateral Agent, Comanche Participações and certain other guarantors thereunder (the "Participações Guaranty"). By the execution hereof, each of the undersigned Holders hereby authorizes and directs the Collateral Agent to execute and deliver release notices substantially in the form of Exhibit B-1 attached hereto (the "Participações Pledge Release") and Exhibit B-2 attached hereto (the Participações Guaranty Release"), respectively, and to take any and all necessary actions and measures to cancel, terminate and extinguish (x) Comanche Participações obligations' under the Participações Guaranty and (y) the Quota Pledge Agreement and the security interest created thereby;

(c) the consummation of the transactions contemplated by the 2008 Securities Purchase Agreement and the issuance of the Transaction Securities in accordance therewith; and

(d) the further amendment and restatement of the September 2007 Registration Rights Agreement and the amendment and restatement of the December 2007 Registration Rights Agreement pursuant to an Amended and Restated Registration Rights Agreement substantially in the form of Exhibit C attached hereto (the "2008 Registration Rights Agreement");

and further each of the undersigned irrevocably acknowledges and agrees that the issuance of Transaction Securities pursuant to the 2008 Securities Purchase Agreement, including, without limitation, the issuance of any such securities in exchange for cash and the surrender to the Company of 2007 Warrants and March Notes shall not be deemed to be either a breach of the last two sentences of Section 8 of any of the 2007 Warrants or a Dilutive Issuance as such term is defined in the 2007 Warrants.

Section 3. Certain Waivers.

(a) Each of the undersigned Holders irrevocably waives and relinquishes, to the fullest extent permitted by law, the benefit of any provision in the March Notes, the 2007 Warrants, the September 2007 Registration Rights Agreement, the December 2007 Registration Rights Agreement, the March 2007 Securities Purchase Agreement as well as in any Security Documents (as defined in the March 2007

Securities Purchase Agreement), the December 2007 Transaction Documents or other documents executed in connection therewith, that would or might otherwise prevent, restrict, interfere with, give rise to a default in respect of, or render void or voidable the proposed actions, transactions and amendments expressly consented to in Section 2 hereof.

(b) Nothing contained in this Section 3 shall or shall be construed to be a waiver by the Holders of: (i) any and all claims arising under, based on or in connection with any of the Transaction Documents; or (ii) any and all claims for fraud proven in a court of competent jurisdiction.

Section 4. Covenants. Each of the undersigned Holders undertakes:

(a) to surrender the physical March Note(s) held by it (other than any March Notes that are being exchanged in connection with the Transaction Documents) to the Company, in such manner and at such time as the Company may reasonably direct, in exchange for the issuance of the Amended Note(s);

(b) to vote, in such Holder's capacity as the holder of Ordinary Shares of the Company, in favor of an amendment of the Articles of Association of the Company consisting of the addition thereto of the language set forth in Exhibit D hereto or substantially equivalent language; and

(c) upon request of the Company or the Collateral Agent, to perform such other acts and execute and deliver such additional documents, instruments or agreements as the Company or the Collateral Agent may reasonably deem necessary or desirable to perfect the consent and waiver of the Holders, and generally to further the purposes hereof.

Section 5. Acknowledgments of the Parties. By execution hereof:

(a) each of the undersigned Holders acknowledges that it has received and fully reviewed and understands this Consent and all exhibits and attachments hereto and all other information necessary to make an informed decision with respect to the furnishing of this Consent; and

(b) the parties hereto acknowledge that if this Consent is executed and delivered by the Company and the Required Holders, the various amendments proposed hereby and consents given herein will be binding upon all the Holders, whether or not such Holders have executed and delivered this Consent.

Section 6. Limitation of Consent and Waiver. This Consent (a) is effective only for the specific purposes described herein, (b) will not be effective for any other purpose or circumstance, and (c) except to the extent set forth herein, does not alter or amend any document, agreement or instrument or imply a future waiver of, or any departure from, the terms thereof. Except as expressly set forth herein, (i) nothing herein

shall constitute a waiver by any of the undersigned Holders of any Default or Event of Default (each as defined in the March Notes or the Equity Bridge Notes, as applicable) or of any right, power or remedy available under any document, agreement or instrument, whether any such defaults, rights, powers or remedies presently exist or arise in the future, (ii) any failure by the undersigned Holders to exercise, or any delay by the undersigned Holders in exercising, any such right or remedy, whether at this time or in the future, shall not constitute a waiver of such right or remedy or of any Default or Event of Default (each as defined in the March Notes or the Equity Bridge Notes, as applicable) and (iii) the terms, provisions and conditions of the "Transaction Documents" within the meaning of the March 2007 Securities Purchase Agreement as amended hereby shall remain in full force and effect and in all respects are hereby ratified and confirmed.

Section 7. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Consent that the Exchanging Holders shall have the right to surrender all of the securities indicated next to such Exchanging Holder's name as set forth on column 2 of Schedule D in exchange for the Transaction Securities set forth on column 3 of Schedule D as contemplated by the Joinder and that Schedule A shall in no event be amended to provide for a decrease in the amount of such securities that are exchangeable by any Exchanging Holder or that would be received as consideration therefor without the written consent of the Exchanging Holder so affected. It shall be a further condition precedent to the effectiveness of this Consent that the Company's representations in the Joinder are true and correct in all respects as of the Closing Date and such condition shall not be waived without the consent of all Holders.

Section 8. Miscellaneous.

(a) Governing Law; Jurisdiction; Severability; Jury Trial. This Consent shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Consent shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Consent is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Consent. Nothing contained

herein shall be deemed or operate to preclude any undersigned Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder. **THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONSENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

(b). Entire Agreement. This Consent (including without limitation all exhibits and attachments hereto, which are incorporated herein and made an integral part hereof by this reference) embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof.

(c) Counterparts. This Consent may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

(d) Transaction Document. For purposes of clarity, upon their respective execution, this Consent, any Amended Notes, the 2008 Registration Rights Agreement, the Participações Pledge Release, the Participações Guaranty Release and any additional documents that may be executed in connection herewith or therewith are expressly designated as "Transaction Documents" within the meaning of the March 2007 Securities Purchase Agreement.

[*Remainder of page intentionally left blank.*]

IN WITNESS WHEREOF, the undersigned have caused this Consent to be signed on the date first set forth above.

COMANCHE CLEAN ENERGY CORPORATION

By: ______________________________
Name: Alicia Noyola
Title: Vice Chairman and Secretary

[*Signatures of Holders appear on following pages.*]

DEEPHAVEN GROWTH OPPORTUNITIES SUBFUND TRADING LTD., by its Investment Manager, Deephaven Capital Management, LLC

By: ______________________

Name: Scott M. Nelson

Title: Chief Operating Officer

GOLDMAN, SACHS & COMPANY

By: ______________________

Name:

Title:

David Goldburg
Managing Director

Signature Page to Noteholder Consent

MHR CAPITAL PARTNERS MASTER ACCOUNT LP, by its General Partner, MHR Advisors LLC

By: ______________________

Name: Hal Goldstein

Title: Authorized Signatory

MHR CAPITAL PARTNERS (100) LP, by its General Partner, MHR Advisors LLC

By: [signature]
Name: Hal Goldstein
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS III LP, by General Partner, MHR Institutional Advisors III LLC

By: [signature]

Name: Hal Goldstein
Title: Authorized Signatory

UTILICO EMERGING MARKETS LIMITED, by its Investment Manager, Utilico

By: ______________________________
Name: CHARLES JILLINGS
Title: EXECUTIVE DIRECTOR

ALPINE CAPITAL (CAYMAN) MASTER FUND, LP, by its Investment Manager, Alpine Capital

By: CJR [signature]

Name: Chet Ranawat

Title: President

SANDELMAN PARTNERS MULTI-STRATEGY MASTER FUND, LTD., by its Investment Manager, Sandelman Partners

By: ______________________

Name: MICHAEL PASCUTTI
Title: HEAD OF RELATIVE VALUE

WOLVERINE CONVERTIBLE ARBITRAGE FUND TRADING LTD., by its Investment Manager, Wolverine Asset Management

By: [signature]

Name: ANDREW R SUTORAK

Title: MANAGING DIRECTOR, WOLVERINE ASSET MANAGEMENT

GPC LX LLC, by its Investment Manager, Wolverine Asset Management

By: [signature]

Name: ANDREW R SWODAK

Title: MANAGING DIRECTOR, WOLVERINE ASSET MANAGEMENT

ARMSTRONG EQUITY PARTNERS, L.P.

By: Brad Shoup
Name: Bradley C. Shoup
Title: Chief Investment Officer

GPC LIX, LLC, by its Investment Manager, Whitebox Advisors

By: ______________________

Name: Jonathan Wood

Title: Director - COO

WHITEBOX HEDGED HIGH YIELD PARTNERS, LP by its Investment Manager, Whitebox Advisors

By: ______________________

Name: Jonathan Wood

Title: Director - COO

EXHIBIT A

Form of Amended Note

[*see attached*]

FORM OF

COMANCHE CLEAN ENERGY CORPORATION

AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE NOTE

DUE APRIL 3, 2012

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO, AND IN ACCORDANCE WITH, RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SECURITIES PURCHASE AGREEMENT (NOTES AND WARRANTS), DATED AS OF MARCH 30, 2007, BY AND AMONG COMANCHE CLEAN ENERGY CORPORATION AND THE BUYERS LISTED THEREIN.

COMANCHE CLEAN ENERGY CORPORATION

AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE NOTE DUE APRIL 3, 2012

Original Issuance Date: April 3, 2007
Amendment Date: June ___, 2008

Original Principal Amount: U.S. $________

This Amended and Restated Senior Secured Convertible Note is hereby issued to the Holder (as defined below) and amends, restates, supersedes and replaces in its entirety that certain Senior Secured Convertible Note dated April 3, 2007 previously delivered by the issuer hereof to the Holder.

FOR VALUE RECEIVED, COMANCHE CLEAN ENERGY CORPORATION, a Cayman Islands company (the "Company"), hereby promises to pay to the order of [HOLDER NAME]. or its registered permitted assigns ("Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption (or prepayment), conversion, or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption (or prepayment) or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate, from the original issuance date indicated above (the "Interest Commencement Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption (or prepayment) or otherwise (in each case in accordance with the terms hereof). This Amended and Restated Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, as amended, restated, supplemented and/or modified from time to time in accordance with the provisions hereof, this "Note") is one of an issue of Senior Secured Convertible Notes that was issued pursuant to that certain Securities Purchase Agreement (Notes and Warrants) dated March 30, 2007 and amended as of June 15, 2007 (the "2007 Securities Purchase Agreement") by and among the Company and the original holders of the notes issued thereunder (collectively, the "Notes" and such other Senior Secured Convertible Notes, the "Other Convertible Notes"). Certain capitalized terms used herein are defined in Section 28. For purposes of clarity, the term "Note" and "Notes" hereunder refer only to this Senior Secured Convertible Note and the Other Convertible Notes and not to any other notes issued by the Company.

(1) MATURITY. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 24(b) hereof) on such Principal and Interest. The "Maturity Date" shall be April 3, 2012, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event that shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is

delivered prior to the Maturity Date. Except as specifically set forth in Section 8 hereof, this Note is not prepayable at the option of the Company.

(2) INTEREST; INTEREST RATE. (a) Interest on this Note (i) shall accrue at the Interest Rate, commencing on the Interest Commencement Date, (ii) shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and (iii) shall be payable in arrears for each Calendar Quarter on the first day of the succeeding Calendar Quarter during the period beginning on the Interest Commencement Date and ending on, and including, the Maturity Date (each, an "Interest Date") with the first Interest Date being July 1, 2007. Interest on this Note shall accrue from the Interest Commencement Date until the earlier to occur of the date (i) the Principal is paid or, if a paying agent is engaged by the Company, transferred to such paying agent with instructions to pay the same and (ii) all amounts outstanding under this Note are converted to Ordinary Shares, par value $.001 per share, of the Company ("Shares") in accordance with the provisions hereof. Interest shall be payable on each Interest Date to the record holder of this Note on the applicable Interest Date, and to the extent that any principal amount of this Note is converted prior to such Interest Date, accrued and unpaid Interest in respect of such converted principal amount and accrued and unpaid Late Charges in respect of such converted principal amount and Interest shall be paid on the Conversion Date (as defined below) to the record holder of this Note on the applicable Conversion Date, in cash.

(b) Interest on this Note that is payable, and is punctually paid or duly provided for, on any Interest Date shall be paid to the Person in whose name this Note is registered at the close of business on the record date for such interest at the office or agency of the Company maintained for such purpose or at the office of a payment agent located in the state of New York engaged by the Company for the purpose of making payments under this Note and the Other Convertible Notes. Each payment of interest on this Note shall be made by check mailed to the address of the Holder specified in the register of Notes; provided, however, that, at the request of the Holder in writing to the Company, interest on the Holder's Note(s) shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by the Holder from time to time to the Company at least ten (10) Business Days prior to the applicable Interest Date or Conversion Date.

(c) From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to two percent (2.0%) in excess of the Interest Rate otherwise payable at such time. In the event that such Event of Default is subsequently cured or waived, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure or waiver; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default to but excluding the date of cure or waiver of such Event of Default.

(3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company's Shares on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Original Issuance Date indicated on the face of this Note, the Holder shall be entitled to convert all or any portion of the Principal then-outstanding into fully

paid and nonassessable Shares in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, the Company shall round such fraction of a Share up to the nearest whole share. The Company shall pay any and all taxes that may be payable in respect of the issuance and delivery of Shares upon conversion of any Principal.

(b) Conversion Rate. The number of Shares issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i) "Conversion Amount" means the portion of the Principal to be converted, redeemed or otherwise in respect of which the applicable determination is being made.

(ii) "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, $5.50 per Share.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into Shares on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking in respect of this Note in the case of its loss, theft or destruction). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "Transfer Agent"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein (the "Share Delivery Date"), and (X) provided that the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, the applicable registration statement is effective under the Securities Act of 1933, as amended (the "1933 Act") and provided that the Holder is eligible to receive Shares through DTC, credit such aggregate number of Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Holder is not eligible to receive Shares through DTC, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Shares to which the Holder shall be entitled, pay to the Holder in cash an amount equal to the accrued and unpaid Interest and Late Charges, if any, on the Conversion Amount up to and including the Conversion Date. The Holder undertakes that whenever the Company credits securities as set forth in clause (1)(X) of the preceding sentence, (A) upon receipt of notice from the Company that the applicable registration statement is not, or no longer is, effective in

respect of the resale of such securities, the Holder will not transfer such securities (other than (I) in connection with a transfer, wherein the Holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that such transfer may be made without registration under the applicable requirements of the 1933 Act, or (II) the Holder provides the Company with assurances reasonably acceptable to the Company that the transfer may be effected pursuant to Rule 144 or Rule 144A until the Company notifies the Holder that the applicable registration statement becomes effective (again), and (B) the Holder shall indemnify and hold the Company harmless against any claim of securities laws violations in respect of the transfer (after the receipt of the first notice from the Company provided for in clause (A) of this sentence but prior to the receipt of the second notice from the Company provided for in clause (A) of this sentence) by the Holder of any security as to which such credit at DTC has been effected. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note (the "Note Delivery Date") and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Shares on the Conversion Date.

(ii) Company's Failure to Timely Convert.

(A) Buy-In. Subject to the terms and conditions of this Note, if the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of Shares to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is three (3) Trading Days after the Conversion Date (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by the Holder of Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including reasonable out of pocket brokerage commissions, and other reasonable out-of-pocket expenses, if any) for the Shares so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares, times (B) the Closing Bid Price on the Conversion Date.

(B) Conversion Failure. The Company understands that a delay in the delivery of the Shares upon conversion of this Note beyond the Share Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such shares via DTC (or another applicable clearinghouse facility) or a certificate or certificates pursuant to this Section by the Share Delivery Date, the Company shall pay

to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DTC (or another applicable clearinghouse facility) or certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Notes requested to be converted for the first five (5) Trading Days after the Share Delivery Date and (ii) 2% of the aggregate principal amount of the Notes requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing Shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued in accordance with this Section through the date the Conversion Notice is withdrawn.

(C) Notice of Void Conversion; Adjustment to Conversion Price. If for any reason the Holder has not received all of the Shares prior to the tenth (10th) Business Day after the Share Delivery Date in respect of a conversion of this Note, other than due to the pendency of a dispute being resolved in accordance with Section 23, then the Holder, upon written notice to the Company, may void its Conversion Notice in respect of, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder's Conversion Notice.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) all of the Principal is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal converted (and the Interest and Late Charges paid in respect thereof) and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same

Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Shares not in dispute and resolve such dispute in accordance with Section 23.

(d) Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 9.99% (the "Maximum Percentage") of the number of Shares outstanding immediately after giving effect to such conversion; provided, however, that following the Optional Redemption Notice Date (as defined in Section 8(a)) the Maximum Percentage shall be of no further force and effect on the Optional Redemption Date, solely for purposes of effecting an Optional Redemption pursuant to Section 8. For purposes of the foregoing sentence, the aggregate number of Shares beneficially owned by the Holder and its affiliates shall include the number of Shares issuable upon conversion of this Note in respect of which the determination of such sentence is being made, but shall exclude the number of Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Convertible Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Section 3(d)(i), in determining the number of outstanding Shares, the Holder may rely on the number of outstanding Shares as reflected in (x) the Company's most recent periodic filings filed with the Securities and Exchange Commission under the Exchange Act and the rules promulgated thereunder, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of Shares outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall promptly, but in no event no later than two (2) Business Days, confirm orally and in writing to the Holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding Shares was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice (except such percentage may be exceeded with respect to a Holder who has made a written request for a waiver of such

limitation); provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any Shares upon conversion of this Note, and the Holder of this Note shall not have the right to receive upon conversion of this Note any Shares, if the issuance of such Shares would exceed the aggregate number of Shares which the Company may issue upon conversion or exercise, as applicable, of the Notes and Warrants without breaching the Company's obligations under the rules or regulations of the applicable Eligible Market (the number of shares which may be issued without violating such rules and regulations, the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of such Eligible Market for issuances of Shares in excess of such amount (the "Stockholder Approval") or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Unless and until such Stockholder Approval or written opinion is obtained, no purchaser of the Notes pursuant to the 2007 Securities Purchase Agreement (each, a "Purchaser") shall be issued in the aggregate, upon conversion or exercise or otherwise, as applicable, of Notes or Warrants, Shares in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to such Purchaser pursuant to the 2007 Securities Purchase Agreement on the Original Issuance Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the 2007 Securities Purchase Agreement on the Original Issuance Date (in respect of each Purchaser, the "Exchange Cap Allocation"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee in respect of the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder's Notes into a number of Shares which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of Shares actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an "Event of Default":

(i) the Company's (A) failure to cure a Conversion Failure by delivery, subject to the conversion limitations set forth in Section 3(d) (the "Conversion Limitations"), of the required number of Shares within fifteen (15) Business Days after the applicable Conversion Date or (B) notice to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply

with a request for conversion of any Notes into Shares that is tendered in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

(ii) at any time following the twentieth (20th) consecutive Business Day that the Holder's Authorized Share Allocation (as defined in Section 11(a) hereof) is less than the number of Shares that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iii) the Company's failure to pay to the Holder any amount of Principal (including, without limitation, any redemption payments), Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document (as defined in the 2007 Securities Purchase Agreement) or any other agreement, document, certificate or other instrument, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest, Late Charges or other amounts when and as due, in which case only if such failure continues for a period of at least two (2) Business Days;

(iv) the Company's or any Subsidiary's (1) failure to pay any principal or interest due in respect of any Indebtedness for borrowed money when due, and such failure continues beyond any applicable grace period, or (2) default in its performance under any lease, bond, debenture, note or other evidence of indebtedness of the Company or any of its Subsidiaries or under any other instrument under which any Indebtedness has been issued or by which it is governed, or any combination thereof, and such failure continues beyond any applicable grace period if the effect of such default under clause 2 of this Section 4(a)(iv) is to accelerate or permit the acceleration of the maturity of such Indebtedness; provided that the events specified in clauses (1) and (2) of this Section 4(a)(iv) will not be considered Events of Default unless the principal amount of any such Indebtedness or trade or similar account payable, together with the principal amount of any other such Indebtedness and trade or similar accounts payable under which there has been a default of the kind described in this clause (iv), aggregates $2,000,000 or more;

(v) the Company or any of its Subsidiaries (A) shall institute any Insolvency Proceeding, (B) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as such debts become due, (C) shall make a general assignment for the benefit of its creditors, or (D) shall take any corporate, limited liability or similar action in furtherance of or otherwise indicate its consent to, approval of, or acquiescence in, any of the actions set forth above in this clause (v);

(vi) any Insolvency Proceeding shall be instituted against the Company or any of its Subsidiaries and remains undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, administrative receiver, administrator, trustee, custodian, liquidator or other similar official for it or for any substantial part of its property) shall occur and not be dismissed or stayed within a period of thirty (30) days;

(vii) (A) any provision of any guaranty (each, a "Guaranty") or any other security document (each, a "Security Document") entered into for the benefit of the Collateral Agent or any Holder, after delivery thereof shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any guarantor under the Guaranties (each, a "Guarantor") intended to be a party thereto, or the validity or enforceability thereof shall be contested by the Company or any Guarantor, or a proceeding shall be commenced by the Company or any Guarantor or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any the Company or any Guarantor shall deny in writing that it has any liability or obligation purported to be created under any Note, Guaranty or Security Document; or (B) the Pledge Agreement, the Guaranties or any Security Document entered into for the benefit of the Collateral Agent or any Holder, after delivery thereof shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of Holders on any collateral purported to be covered thereby;

(viii) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Company or any Subsidiary of the Company, if such license or permit is not replaced with a similar license or permit and, after giving effect to such replacement license or permit, such loss, suspension, revocation or failure to renew has or would reasonably be expected to have a Material Adverse Effect;

(ix) the indictment of the Company or of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against the Company or any Subsidiary of the Company, in each case pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person and the loss of such property would reasonably be expected to have a Material Adverse Effect;

(x) a breach, default, event of default or termination shall occur under any Company Significant Agreement and shall continue beyond the applicable grace period, if any, contained in such Company Significant Agreement and gives any third party the right to terminate any such Company Significant Agreement that could reasonably be expected to have a Material Adverse Effect;

(xi) one or more final and unappealable judgments or orders is rendered against the Company or any of its Subsidiaries involving in the aggregate a liability in excess of $2,000,000 (not paid or fully covered by insurance where the insurer has assumed responsibility in writing for such judgment, has the financial ability to pay such judgment and has acknowledged that the Company or any of its Subsidiaries, as applicable, will receive the proceeds of such insurance within thirty (30) days of the issuance of a final, non-appealable judgment and execution thereon is effectively stayed) and shall remain undischarged or unvacated for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed;

(xii) any representation or warranty made by the Company or any Subsidiary herein (a) containing a materiality threshold, is incorrect or misleading when made or (b) in respect of any such representation or warranty which does not contain a materiality threshold, is materially misleading or materially incorrect when made or (c) the Company breaches any covenant (other than the covenants set forth in Section 14 of this Note) or other material term or condition of this Note, except, in the case of a breach of a covenant, term or condition which is curable, only if such breach continues for a period of at least twenty (20) consecutive Business Days;

(xiii) any material breach or failure to comply with Sections 6(e), (g), or (h) of the Pledge Agreement;

(xiv) any Event of Default (as defined in the Other Convertible Notes) occurs in respect of any such notes, unless such Event of Default is waived by the Required Holders; or

(xv) any "Event of Default" (as defined in the Senior Secured Notes Due 2013) occurs in respect of any such notes, and is not waived in accordance with such notes.

(b) Redemption Right. Upon the Company's obtaining knowledge of the occurrence of an Event of Default in respect of this Note or any Other Convertible Note, the Company shall, as soon as possible, but in any event, within two (2) Business Days thereafter deliver written notice thereof via facsimile and overnight courier (an "Event of Default Notice") to the Holder. At any time after the earlier of the Holder's receipt of such Event of Default Notice and the Holder's becoming aware of such an Event of Default in respect of this Note or any Other Convertible Note, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed as provided in Section 12(a) by the Company at a price equal to the greater of (x) the product of (i) the Conversion Amount to be redeemed together with accrued and unpaid Interest and Late Charges, if any incurred up to and including the Conversion Date, in respect of such Conversion Amount and (ii) the Redemption Premium or (y) the product of (A) the Closing Sale Price of the Shares on the date immediately preceding such Event of Default multiplied by (B) the number of Shares into which the amount set forth in clause (x) would have converted into in accordance with Section 3(a) (the "Event of Default Redemption Price"). To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless, in the case of a Fundamental Transaction of the type described in clause (ii), (iii), (iv), or (v) of the definition thereof if the Successor Entity in such Fundamental Transaction is a person other than the Company, (i) such Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders including agreements to deliver to each holder of Notes in exchange for such Notes securities of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes, and reasonably satisfactory to the Required Holders and (ii) such Successor Entity (or its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (other than the Initial Principal Market). Upon the occurrence of any Fundamental Transaction, such Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to such Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company's Shares (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Change of Control Notice"). At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending twenty (20) Trading Days after the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the sum of (i) the Conversion Amount being redeemed, plus (ii) accrued and unpaid Interest, plus (iii) Late Charges, if any, in respect of such Conversion Amount up to and including the date of redemption, plus (iv)

Breakage Costs. For purposes of the preceding sentence, "Breakage Costs" shall equal the product of 0.2917% times the number of months remaining from the date of the Redemption pursuant to the Change of Control Redemption Notice until April 3, 2012 (such sum, the "Change of Control Redemption Price"). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority over payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price is paid in full, which shall occur on the thirtieth (30th) day following a Change in Control, the Conversion Amount submitted for redemption under this Section 5(b) may be converted, in whole or in part, by the Holder into Shares pursuant to Section 3. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty, and the receipt by the Holder of the Change of Control Redemption Price shall constitute full satisfaction of the amount requested to be redeemed pursuant to this Section 5.

(6) OTHER CORPORATE EVENTS. In addition to and not in substitution for any other rights hereunder, but without duplication of the consideration issuable pursuant to Section 5(a), prior to the consummation of any Fundamental Transaction pursuant to which holders of Shares are entitled to receive securities or other assets in respect of or in exchange for Shares (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled in respect of such Shares had such Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Shares) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Shares. If and whenever on or after the Original Issuance Date, the Company (i) issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any Shares (including the issuance or sale of Shares owned or held by or for the account of the Company, but excluding

shares of Excluded Securities and Shares deemed to have been issued or sold by the Company in connection with any Excluded Security), Convertible Securities or Options entitling the recipient thereof to subscribe for or purchase Shares for a consideration per Share or (ii) amend or otherwise modify the terms of any Convertible Securities or Options to a price per Share (such issuance, subscription or purchase price or amended or modified price being referred to as the "New Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be:

(i) if such issuance occurs prior to the first anniversary hereof, adjusted to equal the New Issuance Price, and

(ii) if such issuance occurs on or after the first anniversary hereof, reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such Dilutive Issuance and (y) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

(b) Certain Distributions to Holders of Shares. In case the Company shall at any time or from time to time, on or after the Original Issuance Date and prior to conversion of this Note, distribute to all holders of Shares (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and the Shares are not changed or exchanged) cash, evidences of indebtedness of the Company, any Subsidiary or another issuer, securities of the Company (including Convertible Securities), any Subsidiary or another issuer or other assets (excluding dividends payable in Shares for which adjustment is made under another paragraph of this Section 7 and any distribution in connection with the issuance of any Excluded Securities) or Options to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Weighted Average Price of the Shares for the five (5) consecutive Trading Days immediately prior to the date of distribution less the then fair market value (as determined by the Company's Board of Directors in the exercise of their fiduciary duties with the concurrence of the Required Holders) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such Options to subscribe applicable to one Share and (y) the denominator of which shall be the Weighted Average Price of the Shares for the five (5) consecutive Trading Days immediately prior to the date of distribution (but such fraction shall not be greater than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

(c) Dividends and Certain Other Events in Respect of the Shares. In the event that the Company shall at any time or from time to time, on or after the Original Issuance Date and prior to the conversion of this Note, (A) pay a dividend or make a distribution payable in Shares on any class of shares of capital stock of the Company, (B) subdivide its outstanding Shares into a greater number of shares, (C) combine its outstanding Shares into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this Section 7(c) shall become effective immediately upon the opening of business on the day next following the record date (subject to Section 7(e) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(d) [Intentionally omitted.]

(e) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(8) COMPANY'S RIGHT OF OPTIONAL REDEMPTION.

(a) Optional Redemption. If on any Trading Day on or after the second anniversary of the Original Issuance Date and prior to the Maturity Date, the Weighted Average Price of the Shares has equaled or exceeded 200% of the Conversion Price then in effect for each of 20 consecutive Trading Days and provided that the applicable Eligible Market is not the Initial Principal Market and no Equity Conditions Failure then exists, the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note (an "Optional Redemption"). The portion of this Note subject to redemption pursuant to this Section 8 shall be redeemed by the Company in cash at a price equal to the sum of (i) the Principal being redeemed and (ii) the amount of any accrued and unpaid Late Charges on such Principal and any accrued and unpaid Interest through the date of redemption (the "Optional Redemption Price"). The Company may exercise its redemption right under this Section 8 by delivering a written notice thereof by confirmed facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the "Optional Redemption Notice" and the date such notice is delivered to all the holders is referred to as the "Optional Redemption Notice Date"). The Optional Redemption Notice shall

be irrevocable. The Optional Redemption Notice shall state (A) the date on which the Optional Redemption shall occur (the "Optional Redemption Date") which date shall be not less than 30 days nor more than 60 days after the Optional Redemption Notice Date, and (B) the aggregate principal amount (the "Optional Redemption Amount") of the Notes which the Company has elected to be subject to Optional Redemption from all of the holders of the Notes pursuant to this Section 8 (and analogous provisions under the Other Convertible Notes) on the Optional Redemption Date. Notwithstanding anything to the contrary in this Section 8, the Optional Redemption Amount shall not exceed 15% of the average daily trading volume of Shares for the 20 Trading Days immediately preceding the Optional Redemption Notice Date. The Company will make a public announcement containing the information set forth in the Optional Redemption Notice on or before the Optional Redemption Notice Date. The Company may not effect more than one Optional Redemption. Notwithstanding anything to the contrary in this Section 8, until the Optional Redemption Price is paid in full, the Optional Redemption Amount may be converted, in whole or in part, by the Holders into Shares pursuant to Section 3. All Conversion Amounts converted by the Holder after the Optional Redemption Notice Date shall reduce the Conversion Amount of this Note required to be redeemed on the Optional Redemption Date. Redemptions made pursuant to this Section 8 shall be made in accordance with Section 12 to the extent applicable.

(b) Pro Rata Redemption Requirement. If the Company elects to cause an Optional Redemption pursuant to Section 8(a), then it must simultaneously take the same action in respect of the Other Convertible Notes. If the Company elects to cause an Optional Redemption pursuant to Section 8(a) (or similar provisions under the Other Convertible Notes) in respect of less than all of the principal amount of the Notes then outstanding, then the Company shall require redemption of a principal amount from the Holder and each holder of the Other Convertible Notes equal to the product of (i) the aggregate principal amount of Notes which the Company has elected to cause to be redeemed pursuant to Section 8(a), multiplied by (ii) the fraction, the numerator of which is the sum of the initial principal amount of Notes purchased by such holder and the denominator of which is the initial principal amounts of Notes purchased by all holders holding outstanding Notes (such fraction in respect of each holder is referred to as its "Redemption Allocation Percentage", and such amount in respect of each holder is referred to as its "Pro Rata Redemption Amount"); provided that in the event that the initial holder of any Notes has sold or otherwise transferred any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Redemption Allocation Percentage and Pro Rata Redemption Amount.

(9) SECURITY. This Note and the Other Convertible Notes are secured to the extent and in the manner set forth in the Security Documents, save that the pledge by Comanche Clean Energy, LLC of certain Equity Interests in Comanche Participações do Brasil Ltda. ("Comanche Participações"), as evidenced by a Quota Pledge Agreement dated April 3, 2007 shall be released and, in furtherance of the foregoing, Comanche Participações shall be released from its guaranty of the obligations under this Note and the Other Convertible Notes.

(10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or

performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(11) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. For so long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Shares, solely for the purpose of effecting the conversion of the Notes, 125% of the number of Shares as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of Shares so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of Shares reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder on the date of this Amended and Restated Senior Secured Convertible Note or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any Shares reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding, the Company does not have a sufficient number of authorized and unreserved Shares to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of Shares equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(12) HOLDER'S REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice; provided that if the Event(s) of Default giving rise to the redemption right shall have been cured or waived on or before the fifth (5th) Business Day after the Company's receipt of the Holder's Event of Default Redemption Notice, such redemption right shall terminate. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall

deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company's receipt of such notice otherwise. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the Redemption Notice shall be null and void in respect of such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price of the Shares during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice in respect of the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Convertible Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day after its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the laws of the Cayman Islands and as expressly provided in this Note.

(14) COVENANTS. All payments due under this Note (i) shall rank (A) *pari passu* with all Other Convertible Notes, (B) senior to the Subordinated Indebtedness, all Indebtedness not constituting Permitted Indebtedness and all Permitted Indebtedness expressly designated as ranking junior to the Notes, and (C) *pari passu* with all other Permitted Indebtedness (including without limitation the Senior Secured Notes Due 2013) and (ii) shall be secured by a security interest in substantially all of the shares of capital stock of each of the Guarantors (except for Comanche Participações), and as otherwise provided in the Pledge Agreement and such security interests shall rank *pari passu* with the security interests securing the Indebtedness under the Other Convertible Notes. Notwithstanding the foregoing, if the Company shall have received notice of the existence of any Lien, the existence or priority of which is in violation of the first sentence of this Section 14, Company shall have ten (10) days after the receipt of such notice to remove such Lien (or obtain the agreement of the holder of such Lien that such Lien ranks in priority in accordance with the first sentence of this Section 14).

(15) DIVIDENDS AND OTHER DISTRIBUTIONS. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Shares to the same extent as if the Holder had converted the then remaining amounts outstanding under this Note into Shares (without regard to any limitations on conversion herein or elsewhere) and had held such Shares on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Shares.

(16) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. Except as otherwise provided herein, no amendment, modification or waiver of any provision of a Note or any of the other Transaction Documents, or consent to any departure by any Obligor or Holder therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Holders and the Obligors; provided that no amendment, modification, termination or waiver shall, unless in writing and signed by each holder of Notes directly affected thereby, reduce the Principal and, provided, further, that no amendment, modification or waiver shall, unless in writing and signed by all Holders, (x) change the definition of "Required Holders" or the percentage of Holders required to take any action hereunder; (y) modify this Section 16 or (z) consent to the assignment, delegation or other transfer by the Company or any other Obligor of any of its rights and obligations under any Transaction Document, and provided further that to reduce the interest rate or any fees or extend the time of payment of Principal, interest or any fees, or waive any default, event of default or Event of Default, the consent of each holder of the Notes directly affected thereby is required.

(17) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, provided that Holder and/or assignee give Company written notice of such assignment within ten (10) Business Days after the consummation of such assignment.

(18) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the

order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any permitted assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Original Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, if any, from the Interest Commencement Date.

(19) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein in respect of payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach

or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(20) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys' and financial advisory fees and disbursements.

(21) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(22) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(23) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three (3) Business Days submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time such investment bank or accountant receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(24) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of

the 2007 Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of each of the following actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor: confirmation of receipt of Conversion Notice (as required by Section 3(c)(i)); notice of the credit Conversion Shares on DTC (if so credited pursuant to Section 3(c)(i)); confirmation of number of Shares outstanding (as required by Section 3(d)(i)); delivery of an Event of Default Notice (as required by Section 4(b)); delivery of a Change of Control Notice (as required by Section 5(b)); notice of other Corporate Events (whenever such events, as set forth in Section 6, occur); notice of adjustment of Conversion Price (whenever such adjustment is required to be calculated pursuant to Section 7(a)); delivery of the Optional Redemption Notice (as required by Section 8(a)); notice of and/or delivery of Event of Default Redemption Price or Change of Control Redemption Price (pursuant to Section 12(a)); delivery of an Other Redemption Notice (as required by Section 12(b)); determinations and/or calculations (as required by Section 23); other notices required by this Section 24, and disclosure of material nonpublic information (as required by Section 29). The Company will give written notice to the Holder (i) promptly following any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) in respect of any dividend or distribution upon the Shares, (B) in respect of any pro rata subscription offer to holders of Shares or (C) for determining rights to vote in respect of any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company or any payment agent located in the state of New York engaged by the Company for purposes of making payments under this Note and the Other Convertible Notes and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the 2007 Securities Purchase Agreement); provided that the Holder of Note(s) may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of five percent (5.0%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

(25) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full (other than contingent indemnification obligations in respect of which no claim has been asserted) or all remaining

amounts outstanding hereunder are converted to Shares, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(26) WAIVER OF NOTICE. Except as otherwise expressly set forth herein, to the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the 2007 Securities Purchase Agreement.

(27) GOVERNING LAW; JURISDICTION; SEVERABILITY; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. **THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.**

(28) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) "Acquisitions" shall have the meaning set forth in the 2007 Securities Purchase Agreement.

(b) "Applicable Margin" means 3.5% (three and one half percent) per annum.

(c) "Approved Stock Plan" means any employee benefit plan (including, without limitation, any equity compensation plan, restricted stock plan and/or employee stock ownership plan) or agreement existing on the date hereof which has been approved by the

Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company or any Subsidiary.

(d) "Attributable Indebtedness" means, when used with respect to any Sale Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale Leaseback Transaction.

(e) "Bankruptcy Code" means Part V of the Companies Law of the Cayman Islands (2004 Revision), as amended

(f) "Bloomberg" means Bloomberg Financial Markets.

(g) "Bridge Offering" means the Company's offering of Bridge Notes in December 2007.

(h) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, the city of São Paulo, Brazil, or the Cayman Islands are authorized or required by law to remain closed.

(i) "Calendar Quarter" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(j) "Capitalized Lease" means, in respect of any Person, any lease of real or personal property, or a combination or both, by such Person as lessee which is (a) required under GAAP to be capitalized on the balance sheet of such Person or (b) a transaction of a type commonly known as a "synthetic lease" (i.e., a lease transaction that is treated as an operating lease for accounting purposes but in respect of which payments of rent are intended to be treated as payments of principal and interest on a loan for federal income tax purposes).

(k) "Capitalized Lease Obligations" means, in respect of any Person, obligations of such Person and its Subsidiaries to pay rent and other amounts under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

(l) "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of Shares, in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities; or (ii) pursuant to a migratory

merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(m)"Closing Bid Price" and "Closing Sale Price" mean, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(n) "Collateral Agent" means Tri-State Title & Escrow, LLC, in its capacity as the collateral agent for the Holders, or any successor in such capacity.

(o) "Common Stock Deemed Outstanding" means, at any given time, the number of Shares outstanding at such time, plus the number of Shares deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Shares owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable, of the Notes and the Warrants.

(p) "Contingent Obligation" means, in respect of any Person, any obligation, agreement, understanding or arrangement of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) obligations of such Person under banker's acceptances, letters of credit and similar credit arrangements prior to the time a reimbursement obligation is created thereunder and (iv) any obligation of such Person, whether or not

contingent, (w) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (x) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (y) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (z) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, that, the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

(q) "Conversion Limitations" shall mean conversion limitations set forth in Section 3(d).

(r) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Shares.

(s) "Default" means any event that with notice or lapse of time, or both, would give rise to an Event of Default.

(t) "Eligible Market" means the Initial Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(u) "Equity Conditions" means each of the following conditions: (i) on each day during the period beginning three (3) months prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), either (x) the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) all Shares issuable upon conversion of the Notes and exercise of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) during the Equity Conditions Measuring Period the Shares is designated for quotation on any Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company and suspensions occurring upon the listing of the Shares on another Eligible Market (other than the Initial Principal Market)) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have

delivered Conversion Shares upon conversion of the Notes and Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in Section 3(c)(i) hereof (and analogous provisions under the Other Convertible Notes) and Section 1(a) of the Warrants; (iv) any applicable Shares to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof and the rules or regulations of any applicable Eligible Market; (v) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due and has passed any applicable grace period pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, (B) an Event of Default or (C) a Default; (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) any Shares issuable upon conversion of the Notes and Shares issuable upon exercise of the Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; (viii) the Stockholder Approval (as defined in the 2007 Securities Purchase Agreement) shall have been obtained, if required; and (ix) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

(v) "Equity Conditions Failure" means the failure to satisfy one or more of the Equity Conditions set forth above.

(w) "Equity Interests" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the Original Issuance Date or issued thereafter, but excluding debt securities convertible or exchangeable into such equity.

(x) "Excluded Securities" means any Shares, Options or Convertible Securities, stock appreciation rights or other rights with equity features issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Notes or the exercise of the Warrants or the Common PIPE Warrants (as defined in the 2007 Securities Purchase Agreement); (iii) issued in connection with any Permitted Acquisition and (iv) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Original Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Original Issuance Date.

(y) "Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, after the date hereof (i) be dissolved or liquidated or be the subject of a plan of dissolution or liquidation adopted by its stockholders;

(ii) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons; (iii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person; (iv) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer); (v) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination); (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Shares; (vii) cease to have during any period of two (2) years, as the majority of its Board of Directors individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose nomination for election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved); or (viii) fails to own, directly or indirectly, one hundred (100%) percent of the voting power (directly or indirectly) of the total outstanding voting stock of each of the Subsidiaries other than (A) pursuant to a sale of the voting stock of any Subsidiary permitted hereunder, (B) pursuant to a transfer of such voting stock to a Guarantor permitted herein, or (C) in the case of a Subsidiary is acquired after the date hereof pursuant to a Permitted Acquisition where less than one hundred (100%) percent of the voting power of the total outstanding voting stock of such Subsidiary is acquired.

(z) "GAAP" means the generally accepted accounting principles for financial reporting in the United States.

(aa) "Governmental Authority" means the government of any nation (including domestic or foreign governments) and any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(bb) "Hedging Agreement" means any swap, cap, floor, collar, forward purchase, forward rate or similar agreement or arrangement designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices and any confirmation executed in connection with any such agreement or arrangement.

(cc) "Hedging Obligations" means obligations under or with respect to Hedging Agreements.

(dd) "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued (excluding trade or similar accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms); (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade or similar accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all purchase money obligations; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such Person; (i) all Attributable Indebtedness of such Person; (j) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; and (k) all Contingent Obligations of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership of or joint venture in which such Person is a general partner or joint venturer) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor.

(ee) "Initial Principal Market" means the National Association of Securities Dealers Inc.'s OTC Bulletin Board.

(ff) "Insolvency Proceeding" means (i) any proceeding by or against any Person seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, administration, arrangement, adjustment, protection, relief or composition of it or its debts under any provision of the Bankruptcy Code, or seeking the entry of an order for relief, or the appointment of a receiver, administrative receiver, administrator, manager, examiner, trustee, custodian, liquidator, sequestrator or other similar official for any such Person or for any substantial part of its property under any provision of any bankruptcy or similar Law providing for the relief of debtors or affecting the rights of creditors generally, or (ii) the entry of an order for relief against any such Person or the appointment of a receiver, administrative receiver, administrator, manager, examiner, trustee, liquidator, custodian, sequestrator or similar official for such Person or a substantial part of its assets under any bankruptcy or similar Law providing for the relief of debtors or affecting the rights of creditors generally.

(gg) "Interest Period" means (i) initially, the period commencing on the Interest Commencement Date and ending on the nine month anniversary of the Interest Commencement Date and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending nine months thereafter.

(hh) "Interest Rate" means, in respect of any Interest Period, a rate per annum equal to LIBOR plus the Applicable Margin then in effect.

(ii) "Law" means, as to any Person, any United States or foreign law, statute, treaty, code, rule, regulation, or judgment, order or other determination of an arbitrator or Governmental Authority, in each case, applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

(jj) "LIBOR", in respect of any Interest Period, shall mean the twelve-month London Interbank Offered Rate for deposits in U.S. dollars, as quoted from time to time on Bloomberg as of approximately 11:00 a.m., London time, on the second Business Day prior to the first day of such Interest Period.

(kk) "Lien" means any mortgage, deed of trust, deed to secure debt or similar instrument, any pledge, lien (statutory or otherwise), hypothecation, security interest, charge, attachment, assignment or other encumbrance (including restrictions on voting rights, receipt of income or other attributes that would ordinarily accompany free and clear ownership of the thing in question) or any security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

(ll) "Obligors" means the Company and the Guarantors, collectively.

(mm)"Options" means any rights, warrants or options to subscribe for or purchase Shares or Convertible Securities.

(nn) "Original Issuance Date" means April 3, 2007.

(oo) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(pp) "Permitted Acquisition" has the meaning given in the Senior Secured Notes Due 2013.

(qq) "Permitted Indebtedness" has the meaning given in the Senior Secured Notes Due 2013.

(rr) "Permitted Liens" has the meaning given in the Senior Secured Notes Due 2013.

(ss)"Pledge Agreement" means, collectively, the pledge agreements evidencing the first priority perfected security interest in substantially all of the shares of capital stock of each of (i) Comanche Corporation, a Cayman Islands company and a wholly-owned subsidiary of the Company, and (ii) Comanche Clean Energy LLC, a Delaware limited

liability company and a wholly-owned subsidiary of Comanche Corporation (as the same may be amended, restated, supplemented and/or modified from time to time in accordance with the provisions thereof).

(tt) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other legal entity and any Governmental Authority.

(uu) "Principal Market" means, from time to time, the Eligible Market upon which the Shares are admitted or listed and principally trade.

(vv) "Real Property" means all now owned and hereafter acquired real property of the Company and each Subsidiary, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

(ww) "Redemption Notices" means, collectively, the Event of Default Redemption Notices, the Change of Control Redemption Notices and the Optional Redemption Notice, each of the foregoing, individually, a Redemption Notice.

(xx) "Redemption Premium" means 120%.

(yy) "Redemption Prices" means, collectively, the Event of Default Redemption Price, Optional Redemption Price and Change of Control Redemption Price and, each of the foregoing, individually, a Redemption Price.

(zz) "Required Holders" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding; provided that any Note that is held by an Affiliate of the Company shall not be deemed to be outstanding for purposes of the determination of "Required Holders."

(aaa) "Sale Leaseback Transaction" shall have the meaning given in the Senior Secured Notes Due 2013.

(bbb) "SEC" means the United States Securities and Exchange Commission.

(ccc) "2007 Securities Purchase Agreement" means that certain Securities Purchase Agreement (Notes and Warrants) dated as of March 30, 2007 and amended as of June 15, 2007, by and among the Company and the initial holders of the Notes, pursuant to which the Company issued the Notes.

(ddd) "Senior Secured Notes Due 2013" means the Company's Senior Secured 12.5% Notes Due June ___, 2013 to be issued on or about the date hereof.

(eee) "Subordinated Indebtedness" means Indebtedness (secured or unsecured) incurred by the Company and/or its Subsidiaries that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note and the Other Convertible

Notes, as reflected in a written agreement acceptable to the Required Noteholders and approved by the Required Noteholders in writing; provided, that no such Indebtedness shall provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total cash interest at a rate in excess of eleven percent (11.0%) per annum.

(fff) "Subsidiary" means, from time to time, any entity in which the Company directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(ggg) "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(hhh)"Trading Day" means any day on which the Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Shares, then on the Eligible Market which is the principal securities exchange or securities market on which the Shares are then traded; provided that "Trading Day" shall not include any day on which the Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(iii)"Transaction Documents" has the meaning given in the 2007 Securities Purchase Agreement.

(jjj)"Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(kkk)"Warrants" means all outstanding warrants to purchase Shares of the Company, including those issued pursuant to the 2007 Securities Purchase Agreement and those to be issued pursuant to the 2008 Securities Purchase Agreement.

(lll)"Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not

apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(29) DISCLOSURE.

(a) The Holder agrees to keep confidential all material non-public information provided to it by any of the Company or any Subsidiary that is designated by such of the Company or any Subsidiary as confidential; provided, that nothing herein shall prevent the Holder from disclosing any such information (a) to any holder of Other Convertible Notes or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 29, to any actual or prospective transferee or any direct or indirect counterparty to any Hedging Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Holder's investment portfolio in connection with ratings issued with respect to such Holder, or (i) in connection with the exercise of any remedy hereunder or under any other document entered into in connection herewith.

[Section 29(b) follows.]

(b) By its acceptance of this Note and by its receipt of any documents, notices or other information delivered to it as a Holders pursuant to this Note and the other documents entered into in connection herewith, the Holder acknowledges that it is aware (and has advised its representatives and agents) that such information may constitute material, non-public information and that applicable securities Laws may impose restrictions on the Holder (and its representatives and agents) from purchasing or selling securities of the Company. The Holder (on its own behalf and on behalf of its representatives and agents) agrees not to purchase or sell securities of the Company in violation of applicable securities Laws. Except in the case of any information disclosed or provided to the Holders at their request, if a Holder has, or believes it has, received from the Company any such material, nonpublic information regarding the Company or any of the Subsidiaries, and, as a result, is restricted from purchasing or selling securities of the Company, such Holder may request that the Company make public disclosure of such material, nonpublic information. In such case, the Company will make public disclosure of such information within four (4) Business Days of the receipt of such notice, unless the Company in good faith determines that the matters relating to such notice do not constitute material non-public information about the Company and provides notice of such determination to the Holder. Alternately, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information with the prior written approval by the Company. The Holder shall not have any liability to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, stockholders or agents for any such disclosure to which the Company provides approval. For the avoidance of doubt, information that is made available on the Company's unrestricted website shall constitute public information.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Senior Secured Convertible Note Due April 3, 2012 to be duly executed on the Amendment Date set out above, with effect as of the Original Issuance Date set out above.

COMANCHE CLEAN ENERGY CORPORATION

By: ______________________________

Name: Alicia Noyola
Title: Director, Vice Chairman and Secretary

By: ______________________________

Name: Thomas Cauchois
Title: Director, Chairman, Secretary and Chief Executive Officer

EXHIBIT I

COMANCHE CLEAN ENERGY CORPORATION

CONVERSION NOTICE

Reference is made to the Amended and Restated Senior Secured Convertible Note (the "Note") issued to the undersigned by Comanche Clean Energy Corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Ordinary Shares, par value $0.001 per share (the "Shares") of the Company, as of the date specified below.

Date of Conversion: ______________________________

Aggregate Conversion Amount to be converted: ______________________________

Please confirm the following information:

Conversion Price: ______________________________

Number of Shares to be issued: ______________________________

Installment Amounts to be reduced and amount of reduction: ______________________________

Please issue the Shares into which the Note is being converted in the following name and to the following address:

Issue to: ______________________________

____

____

Facsimile Number: ______________________________

Authorization: ______________________________

By: ______________________________

Title: ______________________________

Dated: ______________________________

Account Number: ______________________________
(if electronic book entry transfer)

Transaction Code Number: ______________________________
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs the Transfer Agent to issue the above indicated number of Shares in accordance with the Transfer Agent Instructions dated _______ __, 200_ from the Company and acknowledged and agreed to by [____________].

[___________________].

By: ________________________________
Name:
Title:

EXHIBIT B-1

Form of Participações Pledge Release

RELEASE NOTICE

TRI-STATE TITLE & ESCROW, LLC, a limited liability company organized and existing under the laws of the State of Maryland, with its head-office at 360 Main Street, P.O. Box 391, Washington, VA 22747, United States of America (hereinafter referred to as the "Collateral Agent"), hereby grants to **COMANCHE CLEAN ENERGY, LLC**, a company duly incorporated and existing under the laws of the State of Delaware, United States of America, with its head-office at One Dock Street, Stamford, Connecticut 06902, United States of America (hereinafter referred to as the "Pledgor") and **COMANCHE PARTICIPAÇÕES DO BRASIL LTDA.**, a Brazilian limited liability company organized and existing under the laws of Brazil , with its head-office in the city and State of São Paulo, at Rua do Rócio, No. 84, 11th floor, Edíficio Augusto de Arruda Botelho Filho, Zip Code: 04552-000, registered with the General Taxpayers' Registry (CNPJ) under No. 07.751.535/0001-43 (hereinafter referred to as the "Pledged Company), a most broad, full, complete and irrevocable acquaintance and release in relation to the Pledgor's obligations under the Quota Pledge Agreement entered into on April 3, 2007 by the Collateral Agent, the Pledgor and, as intervening party, the Pledged, and duly registered under No. 3.278.697 before the 2nd Register of Title and Deeds (*Registro de Títulos e Documentos*) of the city of São Paulo, State of São Paulo on April 26, 2007, thus expressly authorizing the Pledgor and the Pledged Company to take any and all necessary actions and measures to cancel, terminate and extinguish the validity of such Quota Pledge Agreement, including but not limited to the filing of this Release Notice with the competent Register of Title and Deeds (*Registro de Títulos e Documentos*) or other Governmental Authority.

[Place and date]

TRI-STATE TITLE & ESCROW, LLC.

____
By:
Title:

EXHIBIT B-2

Form of Participações Guaranty Release

RELEASE NOTICE

TRI-STATE TITLE & ESCROW, LLC, a limited liability company organized and existing under the laws of the State of Maryland, with its head-office at 360 Main Street, P.O. Box 391, Washington, VA 22747, United States of America (hereinafter referred to as the "Collateral Agent"), hereby grants to **COMANCHE CORPORATION**, a Cayman Islands exempted company with limited liability, **COMANCHE CLEAN ENERGY LLC**, a company duly incorporated and existing under the laws of the State of Delaware, United States of America, with its head-office at One Dock Street, Stamford, Connecticut 06902, United States of America and **COMANCHE PARTICIPAÇÕES DO BRASIL LTDA.**, a Brazilian limited liability company organized and existing under the laws of Brazil , with its head-office in the city and State of São Paulo, at Rua do Rócio, No. 84, 11th floor, Edíficio Augusto de Arruda Botelho Filho, Zip Code: 04552-000, registered with the General Taxpayers' Registry (CNPJ) under No. 07.751.535/0001-43 (hereinafter jointly referred to as the "Guarantors"), a most broad, full, complete and irrevocable acquaintance and release in relation to the Guarantors' obligations under the Guaranty Agreement entered into on April 3, 2007 by the Collateral Agent and the Guarantors, thus expressly authorizing the Guarantors to take any and all necessary actions and measures to cancel, terminate and extinguish the validity of such Guaranty Agreement, including but not limited to the filing of this Release Notice with any Register or other Governmental Authority that may be required.

[Place and date]

TRI-STATE TITLE & ESCROW, LLC.

____

By:

Title:

EXHIBIT C

Form of 2008 Registration Rights Agreement

[*see attached*]

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "**Agreement**"), dated as of June 18, 2008, by and among Comanche Clean Energy Corporation, an exempted company incorporated in the Cayman Islands with limited liability (the "**Company**"), and the Holders (as defined below) listed on the Schedule of Holders attached hereto.

WHEREAS:

A. In connection with the Securities Purchase Agreement (Notes and Warrants), dated as of March 30, 2007 (the "**April 2007 Note Purchase Agreement**") by and among the Company and each of the parties signatory thereto other than the Company (the "**April 2007 Note Buyers**"), the Company agreed, upon the terms and subject to the conditions set forth in the April 2007 Note Purchase Agreement, to issue and sell to each April 2007 Note Buyer (i) senior secured convertible notes of the Company (the "**April 2007 Notes**"), which are, among other things, convertible into Ordinary Shares, par value $.001 per share, of the Company (the "**Shares**") in accordance with the terms of the April 2007 Notes, and (ii) warrants (the "**April 2007 Note Warrants**"), which are exercisable to purchase Shares in accordance with their terms.

B. In connection with the Securities Purchase Agreement (Shares and Warrants), dated as of March 30, 2007 (the "**April 2007 Share Purchase Agreement**", and together with the April 2007 Note Purchase Agreement, the "**April 2007 Purchase Agreements**") by and among the Company and each of the parties signatory thereto other than the Company (the "**April 2007 Share Buyers**" and together with the April 2007 Note Buyers, the **April 2007 Buyers**"), the Company agreed, upon the terms and subject to the conditions set forth in the April 2007 Share Purchase Agreement, to issue and sell to each April 2007 Share Buyer (i) Shares and (ii) warrants (the "**April 2007 Share Warrants**" and together with the April 2007 Note Warrants, the "**April 2007 Warrants**"), which are exercisable to purchase Shares in accordance with their terms.

C. In connection with the April 2007 Purchase Agreements, the April 2007 Buyers and certain other persons and the Company entered into a Registration Rights Agreement dated as of April 3, 2007 (the "**April 2007 Registration Agreement**");

D. On June 15, 2007, certain of the Holders and the Company entered into (i) an Amendment No. 1 to the April 2007 Note Purchase Agreement pursuant to which the Company issued and sold to such Holders (the "**June 2007 Note Buyers**") (A) senior secured convertible notes of the Company (the "**June 2007 Notes**"), which are, among other things, convertible into Shares in accordance with the terms of the June 2007 Notes, and (B) warrants (the "**June 2007 Note Warrants**"), which are exercisable to purchase Shares in accordance with their terms and (ii) an Amendment No. 1 to the April 2007 Share Purchase Agreement (the amendments referred to in clauses (i) and (ii) are collectively referred to as the "**Purchase Agreement Amendments**") pursuant to which the Company issued and sold to such Holders (the "**June 2007 Share Buyers**" and together with the June 2007 Note Buyers, the "**June 2007**

Buyers") (A) Shares, and (ii) warrants (the "**June 2007 Share Warrants**" and together with the June 2007 Note Warrants, the "**June 2007 Warrants**"), which are exercisable to purchase Shares in accordance with their terms.

E. In connection with the closing of the Purchase Agreement Amendments, the Company agreed to grant to the June 2007 Buyers certain registration rights in addition to the registration rights granted to the April 2007 Buyers in the April 2007 Registration Agreement.

F. On September 30, 2007 the Company and certain of the Holders agreed to amend and restate the April 2007 Registration Agreement and entered into an Amended and Restated Registration Rights Agreement dated as of September 30, 2007 (the "**September 2007 Registration Agreement**").

G. In connection with the Securities Purchase Agreement (Bridge Notes), dated as of December 19, 2007 (the "**December 2007 Bridge Note Purchase Agreement**") by and among the Company and each of the parties signatory thereto other than the Company (the "**December 2007 Bridge Note Buyers**"), the Company agreed, upon the terms and subject to the conditions set forth in the December 2007 Note Purchase Agreement, to issue and sell to each December 2007 Note Buyer Secured Notes of the Company (the "**December 2007 Bridge Notes**") which provide for the payment of certain commitment fees payable in Shares at the closing of the sale of the December 2007 Bridge Notes and thereafter from time to time if such December 2007 Bridge Notes remain outstanding..

H. In connection with the Securities Purchase Agreement (Shares and Equity Bridge Notes), dated as of December 19, 2007 (the "**December 2007 Equity Note Purchase Agreement**" and together with the December 2007 Bridge Note Purchase Agreement, the "**December 2007 Purchase Agreements**") by and among the Company and each of the parties signatory thereto other than the Company (the "**December 2007 Equity Note Buyers**" and together with the December 2007 Bridge Note Buyers, the "**December 2007 Buyers**"), the Company agreed, upon the terms and subject to the conditions set forth in the December 2007 Equity Note Purchase Agreement, to issue and sell to each December 2007 Equity Note Buyer Equity Bridge Notes of the Company (the "**December 2007 Equity Bridge Notes**"), of which the principal, interest, redemption prices, fees and other amounts due thereunder are payable in Shares..

I. In connection with the December 2007 Purchase Agreements, the December 2007 Buyers and the Company entered into a Registration Rights Agreement dated as of December 19, 2007 (the "**December 2007 Registration Agreement**");

J. On June 20, 2007 the Company filed with the SEC a Registration Statement on Form F-1 (Number 333-143914) covering the resale of (i) the Shares issued pursuant to the April 2007 Purchase Agreements and the Purchase Agreement Amendments, (ii) the Shares issuable upon exercise of the April 2007 Warrants and the June 2007 Warrants and (iii) the Shares issuable upon conversion of the April 2007 Notes and the June 2007 Notes. Based upon comments received from the staff of the SEC, in a pre-effective amendment thereto, the Company reduced the number of Shares for resale covered in such registration statement. On

February 28, 2008 the SEC declared the registration statement effective (the "**February 2008 Registration Statement**").

K. In connection with the Securities Purchase Agreement, dated as of June 18, 2008 (the "**June 2008 Purchase Agreement**") by and among the Company, certain subsidiaries of the Company and each of the purchasers signatory thereto (the "**June 2008 Buyers**") the Company agreed, upon the terms and subject to the conditions set forth in the June 2008 Purchase Agreement, to issue and sell to each June 2008 Buyer (i) Shares, (ii) Senior Secured Notes of the Company (the "**June 2008 Notes**") and (iii) warrants ("**June 2008 Warrants**"), which are exercisable to purchase Shares in accordance with their terms.

L. The Company and the Holders listed on the signature page hereto, who constitute (i) the Required Holders (as defined in Section 1(q) of the September 2007 Registration Agreement) under the September 2007 Registration Agreement and (ii) the Required Holders (as defined in Section 1(k) of the December 2007 Registration Agreement) under the December 2007 Registration Agreement desire to (x) amend the September 2007 Registration Agreement and the December 2007 Agreement, (y) combine such agreements into one restated registration rights agreement and (z) provide for the joinder of all of the April 2007 Buyers, June 2007 Buyers and December 2007 Buyers as parties to such restated agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

a. "**Business Day**" means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

b. [intentionally left blank]

c. "**Effective Date**" means the date a Registration Statement has been declared effective by the SEC.

d. "**Effectiveness Deadline**" means the date that is the earliest of (i) 90 days after the applicable Filing Deadline if the Registration Statement is not reviewed by the SEC, (ii) 120 days after the applicable Filing Deadline if the Registration Statement is reviewed by the SEC, or (iii) the date which is within three (3) Business Days after the date on which the SEC informs the Company (A) that the SEC will not review the Registration Statement or (B) that the Company may request the acceleration of the effectiveness of the Registration Statement and the Company makes such request; provided that, if the Effectiveness Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is

authorized or required by law or other government actions to close, the Effectiveness Deadline shall be the following Business Day.

e. **"Eligible Market"** means the Initial Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

f. **"Filing Deadline"** means, in the case of a (i) Demand Registration, 45 days after the Demanding Holders' Deadline, (ii) Subsequent Registration, 45 days after the later of (A) the date when 75% of the Registrable Securities that were included in the February 2008 Registration Statement (or any subsequent Registration Statement) have been sold and (B) six (6) months following the Effective Date of the February 2008 Registration Statement or any Subsequent Registration Statement, as applicable, or such earlier date as permitted by the SEC and (iii) Shelf Registration Statement, 45 days after the Shelf Registration Notice Deadline; provided that, if the Filing Deadline in any of the above cases falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Filing Deadline shall be the following Business Day.

g. **"Holders"** means collectively, (i) the Persons listed on the Schedule of Holders attached as Exhibit A hereto,(ii) any permitted transferee or assignee thereof to whom a Holder assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a permitted transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and (iii) Rodman & Renshaw, LLC. For any Holder that is a partnership, limited liability company or corporation, any partnerships, limited liability companies or corporations that are affiliates of such Holder shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of Registrable Securities held by all entities included in such Holder as defined in this sentence.

h. **"Convertible Notes"** means collectively, (i) the April 2007 Notes and (ii) the June 2007 Notes.

i. **"Person"** means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

j. **"Principal Market"** means, from time to time, the Eligible Market upon which the Shares are admitted or listed and principally trade.

k. **"register," "registered,"** and **"registration"** refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

l. **"Purchase Agreements"** means collectively, the (i) April 2007 Purchase Agreements, (ii) Purchase Agreement Amendments, (iii) December 2007 Purchase Agreements and (iv) June 2008 Purchase Agreement.

m. **"Registrable Securities"** means (i) all of the securities which have been issued pursuant to any of the Purchase Agreements or which may be issued with respect to any securities issued pursuant to any of the Purchase Agreements, including, without limitation, upon the exercise or conversion thereof, Shares issuable for principal, interest, redemption prices, fees and other amounts due under the December 2007 Equity Bridge Notes and issuable for fees under the December 2007 Bridge Notes and Shares issuable upon exercise of warrants issued to Rodman & Renshaw, LLC as compensation for services as a placement agent, (ii) any securities of the Company held by any Holder (other than Rodman & Renshaw, LLC and its affiliates or their respective permitted transferees or asssignees) at any time in the future, including, without limitation, upon the exercise or conversion of other equity or debt securities and (iii) any Shares of the Company issued or issuable in respect thereof as a result of any stock split, stock dividend, recapitalization, exchange, merger, consolidation or other reorganization or similar event or otherwise, without regard to any limitations on conversions of the Convertible Notes or exercises of the Warrants. If as a result of any reclassification, stock split, stock dividend, business combination, exchange offer or other transaction or event, any capital stock, evidences of indebtedness, warrants, options, rights or other securities (collectively **"Other Securities"**) are issued or transferred to a Holder in respect of Registrable Securities held by the Holder, references herein to Registrable Securities shall be deemed to include the Shares issued or transferred to a Holder in respect of the Registrable Securities and Shares issued in respect of any Other Securities. For purposes of this Agreement, (1) a "class" or "type" of Registrable Securities shall mean all securities with the same rights, preferences, privileges and powers, (2) a "percentage" (or a "majority" of the Registrable Securities (or, where applicable, of any other securities) shall be determined (x) based on the number of shares of such securities, in the case of Registrable Securities which are equity securities, and (y) based on the principal amount of such securities, in the case of Registrable Securities which are debt securities, and (3) in calculating the Registrable Securities that are Shares held by a Holder, such Shares shall include the Shares held by the Holder which are Registrable Securities that are then issued and outstanding and Shares that are issuable pursuant to the conversion or exercise of any other securities issued pursuant to any of the Purchase Agreements held by the Holder and any Shares issuable for principal, interest, redemption prices, fees and other amounts due under the December 2007 Equity Bridge Notes, but in the case of Shares issuable for interest or fees, only to the extent that the interest has been accrued or the fees earned; for the avoidance of doubt it being understood that as of the date hereof, all Shares issuable pursuant to the redemption right under Section (1)(b) of the 2007 Equity Bridge Notes shall be included in calculating Registrable Securities that are Shares held by a Holder. Notwithstanding anything to the contrary contained herein, the term "Registrable Securities" shall not include any securities sold pursuant to an effective Registration Statement or sold pursuant to Rule 144.

n. **"Registration Statement"** means a registration statement of the Company filed under the Securities Act covering the Registrable Securities, including the February 2008 Registration Statement, any Demand Registration Statement, a Shelf Registration Statement and any Subsequent Registration Statements.

o. **"Required Holders"** means the holders of at least a majority of the Registrable Securities.

p. **"Rule 415"** means Rule 415 promulgated under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

q. **"Securities"** means collectively the Convertible Notes, Shares and the Warrants.

r. **"Securities Act"** means the Securities Act of 1933 as amended.

s. **"SEC"** means the United States Securities and Exchange Commission.

t. **"Subsequent Registration Statement"** shall mean, any registration statement of the Company which covers those Registrable Securities requested to be included therein pursuant to the provisions of Section 2(e) of this Agreement and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

u. **"Trading Day"** means any day on which the Share is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Shares, then on the Eligible Market which is the principal securities exchange or securities market on which the Shares are then traded; provided that "Trading Day" shall not include any day on which the Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

v. **"Warrants"** means collectively, (i) the April 2007 Warrants, (ii) the June 2007 Warrants and (iii) the June 2008 Warrants.

w. **"Warrant Shares"** means, collectively, the Shares issuable upon exercise of the Warrants.

2. Registration.

a. The Company has filed with the SEC the February 2008 Registration Statement and the February 2008 Registration Statement is effective as of the date of this Agreement. Until all Shares covered thereby have been sold or may be sold without registration pursuant to an exemption from the registration requirements of the Securities Act afforded under Section 4(1) of the Securities Act by virtue of compliance with Rule 144 promulgated by the SEC thereunder ("**Rule 144**") without restriction or limitation pursuant to Rule 144, the Company shall maintain the effectiveness of the February 2008 Registration Statement Registration Statement, other than during Allowable Grace Periods (as defined in

Section 3(r)) and provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis. .

b. Allocation of Registrable Securities to Registration Statements Other than February 2008 Registration Statement. The initial number of Registrable Securities included in any Registration Statement, other than the February 2008 Registration Statement, and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Holders based on the number of Registrable Securities held by each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that a Holder sells or otherwise transfers any of such Holder's Registrable Securities in accordance with Section 9 hereof, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. In no event shall the Company include in any Registration Statement without the prior written consent of the Required Holders any securities other than the Registrable Securities (provided, however, that such limit shall be increased to reflect the effect of any stock split and decreased to reflect the effect of any reverse stock split) except as otherwise contemplated herein.

c. Demand Registration.

(i) Request for Registration. If at anytime (a) there is no Shelf Registration Statement outstanding with respect to Registrable Securities or the Holders may not otherwise utilize a Shelf Registration Statement for the offering and sale of their Registrable Securities and (b) not all of the outstanding Registrable Securities may be sold without registration pursuant to Rule 144 under the Securities Act, without restriction or limitation pursuant to Rule 144, then (A) (i) any individual Holder that, who directly or indirectly together with its affiliates held more than 20% of the Registrable Securities under the April 2007 Registration Agreement outstanding as of June 18, 2007 or (ii) any one or more Holders that as of the date of this Agreement (directly or with their affiliates) individually or in the aggregate held Registrable Securities representing more than 20% of the Registrable Securities then outstanding and (B) in each case at the time of the written demand hold a number of Shares that is equal to at least the Floor Amount (as such term is hereinafter defined) as of the date of such written demand (individually, a "**Demanding Holder**" and collectively, the "**Demanding Holders**"), may make a written demand for registration (a "**Demand Registration**" and the registration statement to be filed pursuant to such Demand Registration, the "**Demand Registration Statement**") under the Securities Act of the sale of all or part of its Registrable Securities. Any request for a Demand Registration shall specify the number of shares (or other amount) and type of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof and shall cover securities that have an estimated aggregate price to the public of at least $1,000,000 (such written demand, the "**Demand Notice**"). The Company will notify the Holders other than the Demanding Holder of the Demand Registration (each such Holder including Shares of its Registrable Securities in such registration, a "**Participating Holder**") as soon as practicable (but in no event less than thirty (30) calendar days before the anticipated filing date), and each such other Holder who wishes to include all or a portion of its Registrable Securities of the type that are the subject of the Demand Registration Statement proposed to be filed in such Demand Registration Statement shall so notify the Company within fifteen (15)

days after receipt of such notice (the "**Demanding Holders' Deadline**"). The Company shall not be obligated (x) to effect more than four (4) Demand Registrations under this Section 2(c) in respect of Registrable Securities or (y) to effect any Demand Registration within 180 days after the effective date of a Registration Statement relating to any underwritten offering of Shares (including any such offering effected pursuant to a Demand Registration hereunder). Notwithstanding anything to the contrary contained in this Agreement, no Holders shall make a demand under this Section 2(c) for registration of any Shares held by such Holder until after August 28, 2008.

(ii) Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration Statement is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (A) such stop order or injunction is removed, rescinded or otherwise terminated, and (B) the Demanding Holder(s) thereafter elects to continue the offering.

(iii)Selection of Underwriters for Underwritten Offering. If the Demanding Holder(s) so elect(s) and so advise(s) the Company as part of its written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration Statement shall be in the form of an underwritten offering, and the Demanding Holder(s) holding the largest percentage of Registrable Securities outstanding of the type proposed to be registered shall be entitled to select the managing underwriter or underwriters and any other underwriters for such offering, which managing underwriter shall be reasonably acceptable to the Company.

(iv)Definition of Floor Amount. For purposes of this Agreement, "**Floor Amount**" means 5% of the outstanding Shares, provided that the Floor Amount shall be calculated by dividing (x) the sum of the number of outstanding Shares held by the Demanding Holders and all Shares issuable to such Demanding Holders upon exercise or conversion of other securities of the Company held by the Demanding Holders or which may be issued with respect to the December 2007 Equity Bridge Notes and/or the December 2007 Bridge Notes (but in the case of Shares issuable for principal, interest, or fees, only to the extent that the interest has been accrued or the fees earned) by (y) the number of Shares outstanding; provided, that, the number of Shares outstanding referenced in the foregoing clause (y) shall not include any Shares issued after the date of this Agreement, except for Shares (A) referenced in the foregoing clause (x) and any Shares issued upon conversion of any of the Convertible Notes or exercise of any of the Warrants, (B) issued under employee benefit or compensation arrangements approved by the Board of Directors, (C) issued to all shareholders of the Company as dividends or in connection with stock splits or similar transactions, (D) issued to Persons unaffiliated with the Company as consideration for the Company's acquisition of assets or securities of such Persons or (E) issued in financing transactions in which the Holder had the opportunity to participate pro rata.

(v) Priority on Demand Registrations. With respect to any underwritten offering of Registrable Securities pursuant to a Demand Registration, no securities to be sold for the account of any Person (including the Company) other than the Demanding Holder(s) and the Participating Holders shall be included in a Demand Registration if the managing underwriter advises the Company and the Demanding Holder(s) in writing that marketing factors require a limitation of the number of securities to be included in such offering, and the Company shall include in such registration all Registrable Securities requested to be included therein by the Demanding Holder(s) and the Participating Holders.

With respect to any offering of Registrable Securities pursuant to a Demand Registration that is not in the form of an underwritten offering, no securities to be sold for the account of any Person (including the Company) other than the Demanding Holder(s) and the Participating Holders shall be included in a Demand Registration if the Majority Participating Holders (as such term is hereinafter defined) in good faith determine that marketing factors require a limitation of the number of securities to be included in such offering.

Furthermore, in the event that the managing underwriter advises the Company and the Demanding Holder(s) in writing (in an underwritten offering pursuant to a Demand Registration) or the Majority Participating Holders determine in good faith after consultation with the Company (in an offering pursuant to a Demand Registration that is not in the form of an underwritten offering) that marketing factors require a limitation of the number of securities to be included in such offering (even after exclusion of all securities of any other Person other than the Demanding Holders(s) and the Participating Holders) the number of Registrable Securities to be included in such Demand Registration shall be allocated among the Demanding Holder(s) and all Participating Holders *pro rata* based on the number of Registrable Securities of the type proposed to be registered that such Demanding Holder(s) or Participating Holders hold; provided, however, that if, as a result of such proration, the Demanding Holder(s) or any Participating Holder shall not be entitled to include in a registration all Registrable Securities that such Demanding Holder(s) or such Participating Holder had requested to be included, such Demanding Holder(s) or Participating Holder, as applicable, may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; further provided, however, that (A) such request must be made in writing prior to the earlier of the execution of the underwriting agreement, if any, or the execution of the custody agreement with respect to such registration, if any, and (B) such withdrawal or reduction shall be irrevocable.

"**Majority Participating Holders**" means, with respect to any registration of Registrable Securities under this Agreement, the Holders that are the holder or holders at the relevant time of at least a majority of the then outstanding Registrable Securities of the type that are the subject of the Registration Statement in question.

(vi) Withdrawal. If (A) the Demanding Holder(s) disapprove of the terms of any Demand Registration, whether in the form of an underwritten offering or a non-underwritten offering, (B) the Demanding Holder(s) are not entitled to include all of their Registrable Securities specified in the Demand Notice in any offering, (C) a suspension of the effectiveness of a Registration Statement or other event requiring a Holder to discontinue disposition of Registrable Securities in accordance with Section 4(c) (a "**Suspension Period**")

occurs after a request for a Demand Registration, but before the Registrable Securities covered by such Demand Request are sold, transferred, exchanged or disposed in accordance with such Demand Request or (D) if the Company has breached its obligations hereunder, then in any of such cases, the Demanding Holder(s) may elect to withdraw from such offering by giving written notice to the Company and underwriter of its request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the Demanding Holder(s) withdraw from the proposed offering relating to a Demand Registration in accordance with the previous sentence, then (x) the Participating Holders shall have no further rights to include their Registrable Securities in such Demand Registration and (y) such registration shall not count as a Demand Registration provided for in Section 2(c).

(vii) Filing Deadline and Effectiveness Deadline for Demand Registration Statements. The Company shall use its best efforts to file Demand Registration Statements by the Filing Deadline therefore and to cause such Demand Registration Statements to be declared effective by the SEC prior to the Effectiveness Deadline therefor.

d. Mandated Reduction of Securities Registered. If, for any reason, the SEC requires that the number of Registrable Securities to be registered for resale pursuant to the Registration Statement in connection with any Registration Statement, be reduced, such reduction shall be allocated pro rata among the Holders whose Shares have been included in such Subsequent Registration Statement until the reduction required by the SEC is effected (the Shares which are not included in the registration Statement as a result of a reduction required by the SEC are hereinafter referred to a "Cut Back Shares").

e. Filing Deadline and Effectiveness Deadline for Subsequent Registrations. The Company shall use its best efforts to file subsequent Registration Statements (each, a "**Subsequent Registration Statement**") to register the Registrable Securities that were not registered in the February 2008 Registration Statement by the Filing Deadline therefore and to cause such Subsequent Registration Statements to be declared effective by the SEC prior to the Effectiveness Deadline therefor.

f. Piggy-Back Rights.

(i) If at any time on or after the date hereof, the Company proposes to file a Registration Statement with respect to an offering of securities by the Company for its own account or by securityholders of the Company for their own account, other than a Registration Statement (A) filed in connection with any employee stock option or other benefit plan, (B) for an exchange offer or offering of securities solely to all of the Company's existing shareholders, or (C) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to each Holder as soon as practicable, but in no event less than forty-five (45) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to each Holder in such notice the opportunity to register the sale of such number of shares (or other amount) and type of Registrable Securities that are the subject of the proposed Registration Statement as such Holder may request in writing within fifteen (15) days following receipt of such notice (a "**Piggy-Back Registration**"). The Company shall cause such Registrable

Securities (and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested) to be included on the same terms and conditions as the securities otherwise being sold pursuant to such Registration in accordance with the intended method(s) of distribution thereof. Piggy-Back Registrations effected under this Section 2(f) shall not be counted as Demand Registrations effected pursuant to Section 2(c). The Holders shall be entitled to an unlimited number of Piggy-Back Registrations. The Company agrees not to file a Registration Statement with respect to an offering of securities by the Company for its own account or by securityholders of the Company for their own account prior to August 29, 2008.

(ii) Priority on Piggy-Back Registrations.

If the Piggy-Back Registration is an underwritten offering, and the managing underwriter of such underwritten offering advises the Company and the Holders that have requested Registrable Securities to be included in the Piggy-Back Registration that marketing factors require a limitation of the number of securities to be included in such offering (the maximum number of shares that can be sold as so determined by the managing underwriter, the "**Maximum Number of Shares**") then:

(A) if such Piggy-Back Registration is a primary registration by the Company for its own account, the Company shall include in such Piggy-Back Registration: (1) first, (x) securities to be offered by the Company and (y) Registrable Securities requested to be included in such Piggy-Back Registration by the Holders, that can be sold without exceeding the Maximum Number of Shares, the securities allocated amongst the Company and the Holders on the basis of 50% to the Company and 50% to the Holders (allocated among the Holders *pro rata* based on the number of Registrable Securities of the type proposed to be registered that the Holders hold), but in no event shall more than fifty percent (50%) of the total number of Registrable Securities that Holders, as a group, have requested to be registered be excluded, provided, however, that if either the Company, on the one hand, or the Holders, on the other hand, are able to include in such registration all of the Company's securities to be offered or all of such Holders' Registrable Securities requested to be included in such Piggy-Back Registration without exceeding the Maximum Number of Shares (each in such case, a "**Fully Allocated Group**"), the remaining securities under this clause (1) shall be allocated to the Company, or the Holders, who are not the Fully Allocated Group (and allocated among the Holders as set forth above), and (2) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (1), the securities of the type proposed to be registered for the account of any other Person having written contractual piggy-back registration rights that can be sold without exceeding the Maximum Number of Shares.

(B) if such Piggy-Back Registration is an underwritten secondary registration for the account of holders of securities of the Company, the Company shall include in such registration (1) first, the Registrable Securities requested to be included in the Piggy-Back Registration by the Holders, subject to *pro rata* reduction in accordance with the aggregate Registrable Securities of the type proposed to be registered held by the Holders on the one hand and the aggregate securities of the type proposed to be registered held by the Demand Holders on the other hand, that can be sold without exceeding the Maximum Number of Shares, (2) second,

to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (1), the securities of the type proposed to be registered that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares, and (3) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (1) and (2), securities of the type proposed to be registered requested to be included by other Persons pursuant to written contractual piggy-back registration rights that can be sold without exceeding the Maximum Number of Shares.

If as a result of such proration, any Holder requesting to be included in such Registration Statement pursuant to Section 2(f) shall not be entitled to include in a registration all Registrable Securities that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number to be requested to be included in accordance with Section 2(f)(iii).

(iii) Withdrawal. Each Holder shall have the right to withdraw its request for inclusion of all or any of its Registrable Securities in any Registration Statement pursuant to this Section 2(f) by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable. The Company may also elect to withdraw a Registration Statement in which any Holder has requested to participate pursuant to this Section 2(f) at any time prior to the effectiveness of the Registration Statement.

g. Legal Counsel. Subject to Section 5 hereof, the Holders shall have the right to select one legal counsel to review and oversee for such Holders any registrations pursuant to this Section 2 ("**Legal Counsel**"), which shall be designated by the Majority Participating Holders with respect to any such registration of Registrable Securities. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

h. Shelf Registrations.

(i) Requests for Shelf Registrations. At any time and from time to time on or after the date hereof, provided that a Shelf Registration Statement (as such term is hereinafter defined) covering all the Demanding Holders' Registrable Securities is not then in effect, the Demanding Holders may, in addition to the Demand Registration requests granted to such Demanding Holders pursuant to Section 2(c), make a written demand (the party making such a demand, the "**Shelf Demanding Holder**") that the Company file a "shelf" registration statement that constitutes an offering of Registrable Securities under the Securities Act in a manner that permits sales on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor provision) (each such "shelf" registration, a "**Shelf Registration Statement**" and each registration pursuant thereto, a "**Shelf Registration**") provided, that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis.. The demand for a Shelf Registration shall specify the number of shares (or other amount) and type(s) of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof and shall cover securities that have an aggregate price to the public of at least

$1,000,000. The Company will notify the Holders other than the Shelf Demanding Holder of the demand as soon as practicable (but in no event less than thirty (30) calendar days before the anticipated filing date), and each such other Holder who wishes to include all or a portion of its Registrable Securities of the type(s) that are the subject of the Shelf Registration Statement proposed to be filed in such Shelf Registration Statement (each such Holder including shares of its Registrable Securities in such registration, a "**Shelf Participating Holder**") shall so notify the Company within fifteen (15) days after receipt of such notice (the "**Shelf Registration Notice Deadline**"). The Company shall not be obligated (A) to effect more than one (1) Shelf Registration under this Section 2(h)(i) in respect of Registrable Securities or (B) to effect any Shelf Registration within 180 days after the effective date of any Registration Statement relating to an underwritten offering of Shares pursuant to this Agreement. Registrations effected pursuant to this Section 2(h)(i) shall not be counted as Demand Registrations effected pursuant to Section 2(c). Notwithstanding anything to the contrary contained in this Agreement, no Holder shall make a demand under this Section 2(h) for registration of any Shares held by such Holder until after August 28, 2008.

(ii) Effectiveness Period and Shelf Registration Procedures. The Company shall (A) cause the Shelf Registration Statement to include a resale prospectus intended to permit each Holder to sell, at such Holder's election, all or part of the applicable type(s) of Registrable Securities held by such Holder without restriction, (B) use its reasonable best efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective (subject to any Suspension Period(s)) for so long as the securities registered thereunder constitute Registrable Securities, and (C) use its reasonable efforts to cause the resale prospectus to be supplemented by any required prospectus supplement and permit the prospectus to be usable by the Holders during such period of effectiveness.

(iii)Effective Registration. A Registration Statement will not count as a Shelf Registration Statement until the Registration Statement filed with the SEC with respect to such Shelf Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Shelf Registration will be deemed not to have been declared effective, unless and until, (x) such stop order or injunction is removed, rescinded or otherwise terminated, and (y) the Shelf Demanding Holder thereafter elects to continue the offering.

(iv) Underwritten Takedown Offerings. Any "takedown" under the February 28, 2008 Registration Statement or Shelf Registration Statement shall be underwritten at the request of the Demanding Holders (the party making such demand, the "**Takedown Demanding Holder**") upon written request to the Company. The Takedown Demanding Holder holding the largest percentage of Registrable Securities of the type proposed to be offered shall be entitled to select the managing underwriter or underwriters and any other underwriters for such takedown, which managing underwriter shall be reasonably acceptable to

the Company. Any demand for an underwritten takedown shall specify the number of shares (or other amount) and type of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify the Holders other than the Takedown Demanding Holder of the demand as soon as practicable (but in no event less than twenty (20) calendar days before the anticipated filing date), and each such other Holder who wishes to include all or a portion of its Registrable Securities of the type that are proposed to be sold in the takedown (each such Holder including shares of its Registrable Securities in such takedown, a "**Takedown Participating Holder**") shall so notify the Company within ten (10) days after receipt of such notice. The Company shall not be obligated to effect any underwritten takedown hereunder if the Company is not so obligated under Section 2(j)(iv). The Company shall cause any required prospectus supplement and/ or post-effective amendments to the Shelf Registration Statement or the Registration Statement filed pursuant to Section 2(a) necessary to implement the requested takedown hereunder to be filed as promptly as possible after receipt of a request for a request for an underwritten takedown.

(v) Priority on "takedown" under Shelf Registration. With respect to any underwritten offering of Registrable Securities pursuant to a takedown under the February 2008 Registration Statement or a Shelf Registration Statement, no securities to be sold for the account of any Person (including the Company) other than the Takedown Demanding Holder(s) and the Takedown Participating Holders shall be included in a takedown unless consented to by the Takedown Demanding Holder owning the largest percentage of Registrable Securities of the type proposed to be offered.

Furthermore, in the event that the managing underwriter advises the Company and the Takedown Demanding Holder(s) in writing that marketing factors require a limitation of the number of securities to be included in such offering (even after exclusion of all securities of any other Person other than the Takedown Demanding Holders(s) and the Takedown Participating Holders) the number of Registrable Securities to be included in such takedown shall be allocated among the Takedown Demanding Holder(s) and all Takedown Participating Holders *pro rata* based on the number of Registrable Securities of the type proposed to be offered that the Takedown Demanding Holder(s) or Takedown Participating Holders hold; provided, however, that if, as a result of such proration, the Takedown Demanding Holder(s) or any Takedown Participating Holder shall not be entitled to include in a registration all Registrable Securities of the type that such Takedown Demanding Holder(s) or such Takedown Participating Holder had requested to be included, such Takedown Demanding Holder(s) or Takedown Participating Holder, as applicable, may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; further provided, however, that (A) such request must be made in writing prior to the earlier of the execution of the underwriting agreement, if any, or the execution of the custody agreement with respect to such registration, if any, and (B) such withdrawal or reduction shall be irrevocable.

(vi) Filing Deadline and Effectiveness Deadline for Shelf Registrations. The Company shall use its best efforts to file Shelf Registration Statements by the Filing Deadline and to cause such Shelf Registration Statements to be declared effective by the SEC prior to the Effectiveness Deadline therefor.

i. <u>Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement</u>.

If any of the following occur:

(i) a Registration Statement, other than the February 2008 Registration Statement, covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is

(A) not filed with the SEC on or before its applicable Filing Deadline (a "**Filing Failure**") or

(B) not declared effective by the SEC on or before its applicable Effectiveness Deadline (an "**Effectiveness Failure**") or

(ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included in any Registration Statement cannot be made (other than during an Allowable Grace Period (including, without limitation, because of a failure to (a) keep such Registration Statement effective, (b) disclose such information as is necessary for sales to be made pursuant to such Registration Statement, (c) register a sufficient number of Shares pursuant to Section 2(c), or (d) maintain the listing with the Initial Principal Market or other Eligible Market, as applicable of such Shares registered pursuant to this Agreement) (a "**Maintenance Failure**");

then, the Company shall pay to each holder of Registrable Securities required under this Agreement to be, or remain (as applicable), registered under such Registration Statement (the "**Subject Securities**"), an amount in cash,

(A) equal to one percent (1.0%) of the aggregate Purchase Price (as such term is defined in the applicable Purchase Agreement) of such Holder's Subject Securities:

(i) on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) after any Filing Failure during the period commencing on the date of such Filing Failure until the ninetieth (90th) day after such Filing Failure (or, if earlier, the date on which such Filing Failure is cured);

(ii) on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) after any Effectiveness Failure during the period commencing on the date of such Effectiveness Failure until the ninetieth (90th) day after such Effective Failure (or, if earlier, the date on which such Effectiveness Failure is cured), and

(iii) the thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) after the occurrence of any Maintenance Failure during the period commencing on the date of such Maintenance Failure until the ninetieth (90th) day after such Maintenance Failure (or, if earlier, the date on which such Maintenance Failure is cured), and

(B) equal to two percent (2.0%) of the aggregate Purchase Price of such Holder's Subject Securities:

(i) on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) starting with the ninety-first (91st) day after the Filing Deadline until such Filing Failure is cured;

(ii) on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) starting with the ninety-first (91st) day after the Effectiveness Deadline until such Effectiveness Failure is cured; and

(iii) on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) starting with the ninety-first (91st) day after the occurrence of a Maintenance Failure until such Maintenance Failure is cured.

Notwithstanding the foregoing, no Registration Delay Payments under this Section 2(i) shall accrue on or as to any Cut Back Shares, and the corresponding Effectiveness Deadline for any Registration Statement will be tolled, until such time as the Company is permitted to effect the registration of Shares in accordance with any limitations or reductions required by the SEC..

The payments to which a holder shall be entitled pursuant to this Section 2(i) are referred to herein as "**Registration Delay Payments**." In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

Notwithstanding anything herein or in the Purchase Agreements to the contrary, (i) in no event shall the aggregate amount of Registration Delay Payments payable to any Holder exceed, in the aggregate, 10% of the aggregate Purchase Price of all of the Securities purchased by such Holder or such Holder's predecessor in interest, (ii) in no case shall Registration Delay Payments be payable from and after the date the Shares are eligible for sale pursuant to Rule 144 under the Securities Act without restriction or limitation pursuant to Rule 144, and (iii) the Company shall have no obligation to pay any such Registration Delay Payments to the Holder during an Effectiveness Failure or Maintenance Failure for any delay substantially due to information required from the Holder not being provided or being inaccurate or incomplete.

j. Underwritten Offerings. (i) In the event of an underwritten offering of Registrable Securities pursuant to Sections 2(c), 2(f) or 2(h) hereof (each, an "**Underwritten Offering**"), the Company and each Demanding Holder, Takedown Demanding Holder, Participating Holder, Takedown Participating Holder or Holder participating in a Piggyback Registration, as the case may be (each a "**Selling Holder**"), shall negotiate in good faith and enter into reasonable and customary agreements (including underwriting agreements in reasonable and customary form, which may include, in the case of an Underwritten Offering on a firm commitment basis, customary "lock-up" obligations substantially similar to those described in Sections 2(k)(ii) and 2(k)(iii) and customary indemnities, including in favor of any underwriter, substantially similar to those described in Section 6) and the Company shall take such other actions (including using its best efforts to make road show presentations (but in no event shall the Company be required to incur travel and lodging expenses in excess of $20,000 in connection with all road shows attended by Company management in any twelve month period) and otherwise engaging in such reasonable marketing support in connection with any such Underwritten Offering, including the obligation to make its executive officers available for such

purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any underwriters, to the extent applicable, shall also be made to and for the benefit of the Selling Holders. No Selling Holder shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder's organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Selling Holder's material agreements and organizational documents, and with respect to written information relating to such Selling Holder that such Selling Holder has furnished in writing expressly for inclusion in such Registration Statement.

(ii) The Company shall make available for inspection by each Selling Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by such Selling Holder or any such underwriter (collectively, the "**Underwriting Inspectors**"), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Underwriting Inspector in connection with such registration.

(iii)The Company shall, in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, use best efforts to furnish to each Selling Holder and to the managing underwriter, if any, a signed counterpart, addressed to such Selling Holder and the managing underwriter, if any, of (a) an opinion or opinions of counsel to the Company and (b) a comfort letter or comfort letters from the Company's independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Selling Holder and the managing underwriter, if any, reasonably requests.

(iv)The Company shall not be obligated to effect (x) more than three (3) Registration Statements pertaining to Underwritten Offerings under this Agreement within any 24 month period or (y) a registration Statement pertaining to an Underwritten Offering within 180 days after the effective date of a Registration Statement relating to any other Underwritten Offering of shares.

k. Registration; Standstill

(i) Filing Registration Statement The Company shall, as expeditiously as possible prior to the Filing Deadline prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof (provided, however, that if a Shelf Registration Statement is not filed on Form F-3, the Company shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the Shelf Registration Statement to convert it to Form F-3), and

shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by the next sentence of this Section 2(k)(i). The Company shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days in the case of a Demand Registration), plus any period during which any such disposition is interfered with by any stop order or injunction of the SEC or any governmental agency or court) or such securities have been withdrawn in accordance with the terms of this Agreement.

(ii) Company Standstill Period. In the event of an Underwritten Offering of Registrable Securities pursuant to Section 2(c) or Section 2(h)(iv) hereof, the Company agrees not to, without the prior written consent of the managing underwriter and the Majority Participating Holders, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities that are the same as, or similar to, the Registrable Securities that are the subject of the Underwritten Offering, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, such Registrable Securities (except pursuant to registrations on Form F-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of the issuer or another entity, or pursuant to a Company dividend reinvestment plan, or for issuances of securities pursuant to the conversion, exchange or exercise of then-outstanding convertible or exchangeable securities, options, rights or warrants, or pursuant to registrations on Form S-8 or any successor form or otherwise relating solely to securities offered pursuant to any benefit plan), during the period commencing fifteen (15) calendar days prior to the effective date of the Registration Statement relating to such Registrable Securities (to the extent timely notified in writing by the managing underwriter of such distribution) and ending on the ninetieth (90th) calendar day after such effective date (the "**Company Standstill Period**"). The Company agrees that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the period described in the foregoing sentence, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this Section 2(k)(ii) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Company under any employee benefit, stock option or stock subscription plans.

(iii)Holder Standstill Period. Each Holder holding Registrable Securities (whether or not such Registrable Securities are covered by a Registration Statement) agrees to enter into a customary lock-up agreement with the managing underwriter for any Underwritten Offering of the Company's equity securities for its own account with respect to securities of the Company that are the same as or similar to the Company's equity securities that are the subject of the Underwritten Offering or any securities convertible into, or exchangeable

or exercisable for, any securities of the Company that are the same as or similar to such equity securities of the Company, containing terms reasonably acceptable to such managing underwriter, covering the period commencing fifteen (15) calendar days prior to the effective date of any Registration Statement relating to the Underwritten Offering and ending on the ninetieth (90th) calendar day after the effective date of any such Registration Statement (or such shorter period as shall have been agreed to by the Company's executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Holder under this Section 2(k)(iii) shall apply only if: (A) such Holder will be afforded the right (whether or not exercised by the Holder) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of Section 2(f) hereof, (B) each of the Company's executive officers and directors enter into lock-up agreements with such managing underwriter, which agreements shall not contain terms more favorable to such executive officers or directors than those contained in the lock-up agreement entered into by such Holder, and (C) the aggregate restriction periods in such Holder's lock-up agreements entered into pursuant to this Section 2(k)(iii) shall not exceed an aggregate of ninety (90) calendar days during any 365-day period.

3. Related Obligations.

At such time as the Company is obligated to file a Registration Statement or Subsequent Registration Statement with the SEC pursuant to Section 2(a), 2(c), 2(e), 2(f) or 2(h), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement or Subsequent Registration Statement, as applicable, will be made by the staff of the SEC or that the staff of the SEC has no further comments on a particular Registration Statement or Subsequent Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement or Subsequent Registration Statement, as applicable to a time and date not later than 48 hours after the submission of such request. Except as otherwise provided herein, the Company shall keep each Registration Statement and Subsequent Registration Statement effective pursuant to Rule 415 at all times until the earliest of (i) the date as of which the Holders may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144 (or successor thereto) promulgated under the Securities Act, or (ii) the date on which the Holders shall have sold all of the Registrable Securities covered by such Registration Statement or Subsequent Registration Statement, as applicable (the "**Registration Period**"). Each Registration Statement and each Subsequent Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement or Subsequent Registration Statement, as applicable, and the prospectus used in connection with

such Registration Statement or Subsequent Registration Statement, as applicable, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement or Subsequent Registration Statement, as applicable, effective at all times during the applicable Registration Period, and, during such period, comply with the provisions of the Securities Act in respect of the disposition of all Registrable Securities of the Company covered by such Registration Statement or Subsequent Registration Statement, as applicable, until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a periodic report under the Securities Exchange Act of 1934, as amended (the "**1934 Act**"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or Subsequent Registration Statement, as applicable.

c. The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement or Subsequent Registration Statement, as applicable, at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements or Subsequent Registration Statements, as applicable, (except for periodic reports filed under the 1934 Act) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or Subsequent Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or Subsequent Registration Statement, as applicable, or any amendment or supplement thereto without prior consent of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement or Subsequent Registration Statement, as applicable, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement or Subsequent Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder and not available on the SEC's Electronic Document Gathering and Retrieval System ("EDGAR"), and all exhibits and (iii) upon the effectiveness of any Registration Statement or Subsequent Registration Statement, as applicable, one copy of the prospectus included in such Registration Statement or Subsequent Registration Statement and all amendments and supplements thereto, if requested by a Holder and not available on EDGAR. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

d. The Company shall furnish to such Holder whose Registrable Securities are included in any Registration Statement or Subsequent Registration Statement, as applicable, without charge, the following, if not already made available on EDGAR: (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement or Subsequent Registration Statement and any amendment(s) thereto, including

financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement or Subsequent Registration Statement, as applicable, ten (10) copies of the prospectus included in such Registration Statement or Subsequent Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities held by such Holder.

e. The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Holders of the Registrable Securities covered by a Registration Statement or Subsequent Registration Statement, as applicable, under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the applicable Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the applicable Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Holder who holds Registrable Securities of the receipt by the Company of any notification in respect of the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

f. The Company shall notify Legal Counsel and each Holder in writing of the happening of any event, as promptly as practicable, and in any event within twenty-four (24) hours after becoming aware (provided that if the time of awareness is not a Trading Day, such twenty-four (24) hour period shall start at the beginning of the next Trading Day) of such event, as a result of which the prospectus included in a Registration Statement or Subsequent Registration Statement, as applicable, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement or Subsequent Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Holder and Legal Counsel (or such other number of copies as such Holder or Legal Counsel may reasonably request). The Company shall also promptly notify Legal Counsel and each Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or Subsequent Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal

Counsel and each Holder by facsimile within one Business Day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Subsequent Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement or Subsequent Registration Statement, as applicable, would be appropriate.

g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or Subsequent Registration Statement, as applicable, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

h. If any Holder is required under applicable securities laws to be described in a Registration Statement as an underwriter, at the reasonable request of such Holder, the Company shall furnish to such Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as a Holder may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holders.

i. Upon the written request of any Holder in connection with any Holder's due diligence requirements, if any, or if the Holder is required under applicable securities laws to be described in the Registration Statement as an underwriter, at the reasonable request of such Holder, the Company shall make available for inspection by (i) such Holder, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by all such Holders (collectively, the "**Inspectors**"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "**Records**"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; <u>provided</u>, <u>however</u>, that each Inspector shall agree in writing to hold in strict confidence and shall not make any disclosure (except to a Holder) or use of any Records or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) as determined by the Company and its legal counsel, the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge of the terms. Each Holder agrees that it shall, upon learning

that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Holder) shall be deemed to limit the Holders' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

j. The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or Subsequent Registration Statement, as applicable, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k. The Company shall use its best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ (an "Exchange") as and when required pursuant to the June 2008 Purchase Agreement. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l. The Company shall cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request.

m. If requested by a Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information in respect of the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement or Subsequent Registration Statement, as applicable, if reasonably requested by a Holder holding any Registrable Securities.

n. The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement or Subsequent Registration Statement, as applicable, to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

o. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement or Subsequent Registration Statement, as applicable.

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q. Within two (2) Business Days after a Registration Statement or Subsequent Registration Statement, as applicable, which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement or Subsequent Registration Statement, as applicable) confirmation that such Registration Statement or Subsequent Registration Statement, as applicable, has been declared effective by the SEC in the form attached hereto as Exhibit A.

r. Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "**Grace Period**"); provided that the Company shall promptly (i) notify the Holders in writing of the existence of material, non-public information giving rise to a Grace Period in conformity with the provisions of this Section 3(r) (provided that in each notice the Company will not disclose the content of such material, non-public information to the Holders) and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period there shall be no more than three such Grace Periods and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an "**Allowable Grace Period**"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) in respect of the information giving rise thereto unless such material, non-public information is no longer applicable. Subject to compliance with applicable securities laws, notwithstanding anything else contained herein to the contrary, the Company shall cause its transfer agent to deliver unlegended Shares to a transferee of a Holder in accordance with the terms of the applicable Purchase Agreement, and deliver a copy of the prospectus included as

part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Holder's receipt of the notice of a Grace Period and for which the Holder has not yet settled.

s. The Company shall use its best efforts to maintain the eligibility of its registration statement(s) on Form F-3 or such other form as is available for such a registration, as applicable, until the expiration of the applicable Registration Period.

4. Obligations of the Holders.

a. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement or Subsequent Registration Statement, as applicable, the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder's Registrable Securities included in such Registration Statement or Subsequent Registration Statement, as applicable, to such Holder pursuant to Section 2(e). It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement in respect of the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. Each Holder, by such Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.

c. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) or Subsequent Registration Statement(s), as applicable, covering such Registrable Securities until such Holder's receipt of copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) has been filed with the SEC or receipt of notice that no supplement or amendment is required. Subject to compliance with applicable securities laws, notwithstanding anything else to the contrary, the Company shall cause its transfer agent to deliver unlegended Shares to a transferee of a Holder in accordance with the terms of the applicable Purchase Agreement if requested by such Holder prior to the Holder's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and as to the sale of which the Holder has not yet settled.

5. Expenses of Registration.

The Company shall bear all costs and expenses incurred in connection with any offerings pursuant to a Registration Statement or any "take-down" hereunder, and all expenses

incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation, the following fees and expenses: (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by the Financial Industry Regulatory Authority ("**FINRA**"), including fees and expenses of any "qualified independent underwriter" in connection with an Underwritten Offering, (viii) reasonable fees and expenses of Legal Counsel for the Selling Holders (as a group); provided that such fees shall not exceed $5,000 with respect to any Registration Statement and provided further that such Legal Counsel shall not be required to give any opinion in connection with such Registration Statement, but if any legal opinion regarding the Selling Holders is required by the underwriter(s) in connection with an underwritten offering, then the Company shall, if requested by the Demanding Holder holding the largest percentage of Registrable Securities outstanding of the type proposed to be registered in a registration under Section 2(c), or the Takedown Demanding Holder holding the largest percentage of Registrable Securities outstanding of the type proposed to be registered in a registration under Section 2(h)(iv), or the Majority Participating Holder in a registration under Section 2(f), retain and pay all of the fees and disbursements of counsel (which may be the Company's counsel for other matters in connection with the Registration Statement or other counsel) for any such required opinion, (ix) fees and expenses in connection with listing, if applicable, the Registrable Securities on an Exchange, and (x) all duplicating, distribution and delivery expenses. In connection with any offerings pursuant to a Registration Statement, each Selling Holder will pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Selling Holder in connection with an Underwritten Offering; (ii) any out-of-pocket expenses of such Selling Holder including any fees and expenses of counsel to such Selling Holder (other than as set forth in clause (viii) of the immediately preceding sentence); and (iii) any applicable transfer taxes.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement or Subsequent Registration Statement, as applicable, under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Holder within the meaning of the 1934 Act (each, an "**Indemnified Person**"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, incurred in investigating, preparing or

defending any pending action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC (collectively, "**Claims**") to which an indemnified party is a party or to which any of them may become subject ("**Indemnified Damages**") insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or Subsequent Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("**Blue Sky Filing**"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement or Subsequent Registration Statement, as applicable, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or Subsequent Registration Statement, as applicable (the matters in the foregoing clauses (i) through (iii) being, collectively, "**Violations**"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or Subsequent Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9.

b. In connection with any Registration Statement or Subsequent Registration Statement, as applicable, in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, any Subsidiary of the Company, each of their respective directors, officers, members, partners, employees, agents, representatives, as applicable, and each Person, if any, who controls the Company within the meaning of the 1934 Act (each, an "**Indemnified Party**"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with

written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement or Subsequent Registration Statement, as applicable; and, subject to Section 6(c), such Holder will reimburse the Indemnified Parties, promptly as such expenses are incurred and are due and payable for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement in respect of contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Holder shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement or Subsequent Registration Statement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party, as the case may be, shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party, as the case may be, to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party, as the case may be, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party, as the case may be, and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Holders holding at least a majority in interest of the Registrable Securities included in the Registration Statement or Subsequent Registration Statement, as applicable, to which the Claim relates. The Indemnified Party or Indemnified Person, as the case may be, shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person, as the case may be, which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person, as the case maybe, reasonably apprised at all times as to the status of the defense or any settlement negotiations in respect thereof. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the

Indemnified Party or Indemnified Person, as the case may be, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person, as the case may be, of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person, as the case may be, in respect of all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party, as the case may be, under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution in respect of any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities, which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale, shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement or Subsequent Registration Statement, as applicable.

8. Reports Under the 1934 Act and Notice of Registration of Shares under 1934 Act.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration and for the purpose of alerting investors if the Company determines to register the Shares or any other of its securities under the 1934 Act, the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

c. furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act and (ii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration; and

d. Give each Holder at least 10 days prior written notice before the effective date of a registration statement which registers the Shares or any other securities of the Company under Section 12 of the 1934 Act.

These obligations are in addition to any obligations set forth in the Purchase Agreements and the rights set forth herein shall not limit the rights set forth in the Purchase Agreements.

9. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of such Holder's Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities in respect of which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the applicable Purchase Agreement.

10. Amendment of Registration Rights.

Except as provided herein, provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders; provided, however, that no such amendment or waiver shall disproportionately adversely affect any individual Holder without such Holder's written consent. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person

to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the Holders of Registrable Securities.

11. Miscellaneous.

a. The provisions of this Agreement shall apply to the full extent set forth herein in respect of (i) the Shares, including Shares issuable upon exercise or conversion of other securities or which may be issued for principal, interest, redemption prices or other amounts due under the December 2007 Equity Bridge Notes or December 2007 Bridge Notes, (ii) any and all shares of voting stock of the Company into which the Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company (including shares issued by any successor issuer to the Company) and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall not enter into an agreement in respect of a Fundamental Transaction (as defined in the Convertible Notes or as defined in the June 2008 Purchase Agreement) which does not provide that the Successor Entity (as defined in the Convertible Notes), if any, shall assume the obligations set forth herein or enter into a new registration rights agreement with the Holders on terms substantially the same as those remaining under this Agreement as a condition of any such transaction.

b. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons in respect of the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

c. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally provided same is on a Business Day and, if not, on the next Business Day; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) provided same is on a Business Day and, if not, on the next Business Day; (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same; or (iv) if sent by certified mail, return receipt requested, when received or three (3) days after deposited in the mails, whichever occurs first. The addresses and facsimile numbers for such communications shall be:

If to the Company:

If to the Company:

Comanche Clean Energy Corporation
c/o Maples Corporate Services Ltd.
PO Box 309

Ugland House

Grand Cayman V11-1104, Cayman Islands
Tel: 345-949-8066
Fax: 345-949-8080
Attention: Tina Meigh
Email: Tina.Meigh@MAPLESANDCALDER.com

With a copy to:

Comanche Clean Energy Corporation
c/o FondElec
One Dock Street
Stamford, Ct. 06902 USa
Tel: 203-326-4570
Fax: 203-326-4578
Attention: Thomas Cauchois
Email: tcauchois@fondelec.com

with a copy to (for informational purposes):

Guzov Ofsink LLC
600 Madison Avenue, 14th Floor
New York, NY 10022
Telephone: 212-371-8008
Facsimile: 212-688-7273
Attention: Darren L. Ofsink, Esq.

If to a Holder, to its address and facsimile number set forth in the records of the Company or the Transfer Agent, as applicable, with copies to such Holder's representatives as set forth on the Schedule of Holders, with a copy (for informational purposes) to the Designated Counsel at the address specified by such Counsel to the parties to the Holders and the Company

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

d. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

e. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York.. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby appoints Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022, as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

f. This Agreement supersedes all other prior oral or written agreements between the Company, their affiliates and Persons acting on their behalf in respect of the matters discussed herein, and this Agreement, the Transaction Documents (as such term is defined in each Purchase Agreement, as applicable) and the instruments referenced herein contain the entire understanding of the parties in respect of the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking in respect of such matters. Except as otherwise provided herein, no provision of this Agreement may be amended other than by an instrument in writing signed by the Company, and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 11(f) shall be binding on all Holders and holders of Registrable Securities as applicable; provided, however, that no such amendment shall disproportionately adversely affect an individual Holder without such Holder's written consent. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Registrable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of

Convertible Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Holders relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the applicable Transaction Documents, no Holder has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

g. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

h. The headings in this Agreement are for convenience of reference only and shall not form a part of, or affect the interpretation of this Agreement.

i. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

j. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. All consents and other determinations required to be made by the Holders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the (i) Convertible Notes held by Holders were converted into, and (ii) Warrants held by Holders then outstanding were exercised for, Registrable Securities without regard to any limitation on conversion of the Convertible Notes or exercise of the Warrants.

l. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

m. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except to the extent set forth in Section 6.

n. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no provision of this Agreement is intended to confer any obligations on any Holder vis-à-vis any other Holder. The Company acknowledges that nothing contained herein or each Purchase Agreement, as applicable, and no action taken by any Holder pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Holder in the

Registration Statement and (ii) review by, and consent to, such Registration Statement by a Holder) shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group in respect of such obligations or the transactions contemplated herein or therein. The Company acknowledges that each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or the applicable Purchase Agreement or Purchase Agreements, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. .

o. Notwithstanding anything herein to the contrary, the Company shall not grant any Person any registration rights or enter into any agreement providing for registration rights that are more favorable than those being granted hereunder or that shall be in conflict with or inconsistent with or otherwise adversely affect the rights of a Holder in the Registrable Securities or such Holder's rights under this Agreement in any respect, including, without limitation, the priority of registration or the ability to transfer or otherwise dispose of the Registrable Securities.

p. Notwithstanding anything to the contrary in this Agreement, until such time as each of the April 2007 Buyers and the June 2007 Buyers (or their permitted assigns) have registered and sold a number of Shares pursuant to an effective Registration Statement equal to the number of Registrable Securities purchased by them pursuant to the April 2007 Purchase Agreements and the Purchase Agreement Amendments (as adjusted for any stock splits, dividends or recapitalizations) (such amount of Shares as to each such April 2007 Buyer and June 2007 Buyer (or permitted assigns), the "Priority Registration Amount"), then as to any Registration Statement, all priorities and cutbacks under this Agreement with respect to all securities held by the Holders shall be made as follows: (1) with respect to each Registration Statement in which the April 2007 and/or June 2007 Buyers desire to include Registrable Securities, until such time as each of the April 2007 Buyers and the June 2007 Buyers (or their permitted assigns) have registered and sold, including pursuant to such Registration Statement, 50% of the Priority Registration Amount, such April 2007 Buyers and June 2007 Buyers shall have priority over all other Holders with respect to the number of their Registrable Securities to be included in the Registration Statement; and (2) after the April 2007 Buyers and the June 2007 Buyers (or their permitted assigns) have registered and sold, including pursuant to such Registration Statement, 50% of the Priority Registration Amount, then all priorities with respect to, and cutbacks of, Registrable Securities shall be pro rata based on the respective number of Registrable Securities held by all Holders who desire to include their Registrable Securities in the Registration Statement, except that, until such time as each of the April 2007 Buyers and the June 2007 Buyers (or their permitted assigns) have registered and sold a number of Shares pursuant to an effective Registration Statement equal to their respective Priority Registration Amount, as between the April 2007 Buyers and June 2007 Buyers, on the one hand, and the December 2007 Buyers on the other hand, all priorities and cutbacks under this Agreement with respect to all securities held by the April 2007 Buyers, the June 2007 Buyers and the December 2007 Buyers shall be made pro rata based on the respective Priority Registration Amounts of the April 2007 Buyers and the June 2007 Buyers (or their permitted assigns). The foregoing sentence shall not be waived, modified or amended without the consent of each of the April 2007 Buyers and June 2007 Buyers (or their permitted assigns) affected.

q. The Company and the Holders agree that this Agreement supercedes and replaces all prior registration rights agreements, including, without limitation, the September 2007 Registration Agreement and the December 2007 Registration Agreement. The Company represents to the Holders that the Company has not granted to any Person, and is not subject to, any other registration rights other than as set forth herein.

r. In the event that, no later than the fifth anniversary of the date of this Agreement (the "Fifth Anniversary"), none of the following applies to the outstanding Registrable Securities of a Holder:

(i) such Registrable Securities have been registered pursuant to an effective Shelf Registration Statement; or

(ii) such Registrable Securities have been registered pursuant to a request for such registration by such Holder (whether pursuant to a Demand Registration, a participation in any such Demand Registration as a Participating Holder or otherwise) or otherwise; or

(iii) such Registrable Securities may be sold without registration under Rule 144 under the Securities Act (the Registrable Securities as to which none of the foregoing apply, the "Affected Securities");

then, from the Fifth Anniversary and until the date that one of the foregoing events (or any combination of such events) apply to all of such Holder's Affected Securities, but not beyond the sixth anniversary of the date of this Agreement, the Company shall pay to such Holder an amount equal to 0.25% of the aggregate Purchase Price (as such term is defined in the applicable Purchase Agreement) of such Holder's Affected Securities, for each 90 day period that elapses until one of the foregoing events (or any combination of such events) shall apply to all of such Holder's Affected Securities (such amount to be prorated in the case of a period of less than 90 days), provided that the aggregate payments to which a Holder may become entitled to under this Section 11r shall never exceed 1.00% of the Purchase Price of such Holder's Affected Securities.

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

COMANCHE CLEAN ENERGY CORPORATION

By: ______________________________
Name:
Title:

[Signature Pages of Buyers Follow]

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Amended and Restated Registration Rights Agreement to be duly executed as of the date first written above.

HOLDERS:

[___________________________________]

By: ___________________________________
Name:
Title:

SCHEDULE OF HOLDERS

Buyer	Address, Telephone Number and E-Mail	Buyer's Representative	Number of Registrable Securities Held as of June 17, 2008
Sandelman Partners Multi-Strategy Master Fund, Ltd.	500 Park Ave., 3rd Fl. New York, NY 10022 212-299-7625 besty@sandptrs.com	Schulte, Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 Attn: Ele Klein, Esq. 212-756-2376 (p)	3,625,077
Utilico Emerging Markets Limited	Exchange House, 8th Fl. Primrose St. London, EC2A 2NY-United Kingdom 44 1372 271 486 james@analysis-research.net	Kramer, Levin, Naftalis & Frankel LLP 1177 Avenue of the Americas, New York, New York 10036 Attn: Christopher Auguste, Esq. 212-715-9121 (p) 212-715-8136 (f)	3,641,891
MHR Capital Partners Master Account LP	40 W. 57th St., 24th Fl. New York, NY 10019 212-728-5429 ppanigrahi@mhrfund.com	O'Melveny & Myers LLP 7 Times Square New York, NY 10036 Attn: Patricia Perez, Esq. 212-408-2419 (p) 212-326-2062 (f)	1.949,272
MHR Capital Partners (100) LP	40 W. 57th St., 24th Fl. New York, NY 10019 212-728-5429 ppanigrahi@mhrfund.com	O'Melveny & Myers LLP 7 Times Square New York, NY 10036 Attn: Patricia Perez, Esq. 212-408-2419 (p) 212-326-2062 (f)	225,317
MHR Institutional Partners III, LP	40 W. 57th St., 24th Fl. New York, NY 10019 212-728-5429 ppanigrahi@mhrfund.com	O'Melveny & Myers LLP 7 Times Square New York, NY 10036 Attn: Patricia Perez, Esq. 212-408-2419 (p) 212-326-2062 (f)	3,653,014
Wolverine Convertible Arbitrage Fund Trading Ltd	175 W. Jackson Blvd., #200 Chicago, IL 60604 312-884-3880 asujdak@wolve.com		587,598
GPC LX LLC	175 W. Jackson Blvd., #200 Chicago, IL 60604 312-884-3880 asujdak@wolve.com		110,605
Alpine	400 Madison Ave., 8th Fl. New		65,840

Capital (Cayman) Master Fund, LP	York, NY 10017 212-317-2400 carlos@alpinecapitalgroup.com		
Armstrong Equity Partners, LP	2100 McKinney, #1700 Dallas, TX 75201 214-220-3609 brad@aeplp.com		674,718
Whitebox Hedged High Yield Partners, LP	3033 Excelsior Blvd., #300 Minneapolis, MN 55416 612-253-6067 mpaska@whiteboxadvisors.com		5,803,772
Whitebox Intermarket Partners, LP	3033 Excelsior Blvd., #300 Minneapolis, MN 55416 612-253-6067 mpaska@whiteboxadvisors.com		210,435
Deephaven Growth Opportunities Subfund Trading Ltd.	M & C Corporate Services Limited PO Box 309GT Ugland House, S. Church Street George Town Grand Cayman, Cayman Islands datkins@deephavenfunds.com		2,268,611
Paragon Capital, L.P.	110 E. 59th St., 29th Fl. New York, NY 10022 212-593-3157 alan@paragonlp.com		84,000
Cranshire Capital, LP	3100 Dundee Rd., #703 Northbrook, IL 60062 847-562-9030 lprosser@cranshirecapital.com		87,500
R&R Biotech Partners LLC	1270 Avenue of the Americas, 16th Floor, New York, NY 10020 212-356-0509 ppinou@rodmanandrenshaw.com		168,891
Goldman Sachs & Company	One New York Plaza, 85 Broad St., 47th Fl. New York, NY 10004 212-902-4423 vladimira.mircheva@gs.com		1,681,337
Deutsche Bank AG, London Branch	1 Great Winchester St. London EC2N 2DB United Kingdom 44 2075 450 283 mike.uy@db.com		2,736,363
UBS AG London Branch	1 Finsbury Avenue London EC2M 2PP, UK Stewart.morel@ubs.com		2,304,725
Luxor Capital Partners, LP	767 Fifth Avenue, 19th Floor New York, NY 10153 nnissim@luxorcap.com		495,214

Luxor Capital Partners Offshore, Ltd.	c/o M&C Corporate Services P.O. Box 309GT Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands nnissim@luxorcap.com		964,401
LCG Select LLC	767 Fifth Avenue, 19th Floor New York, NY 10153 nnissim@luxorcap.com		130,448
LCG Select Offshore, Ltd.	c/o M&C Corporate Services P.O. Box 309GT Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands nnissim@luxorcap.com		600,295
Luxor Spectrum LLC	767 Fifth Avenue, 19th Floor New York, NY 10153 nnissim@luxorcap.com		4,755
Luxor Spectrum Offshore, Ltd.	c/o M&C Corporate Services P.O. Box 309GT Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands nnissim@luxorcap.com		32,709
Atlas Master Fund, Ltd.	c/o BAM LP 135 East 57th Street, 27th Floor New York, NY 10022 nnissim@luxorcap.com		76,903
Maple Leaf Macro Volatility Master Fund, L.P.	67/F, The Center 99 Queen's Road Central, Hong Kong SAR China kara@mapleleafcapital.com		460,945
Ardsley Partners Renewable Energy Fund, Ltd.	c/o Ardsley Partners 262 Harbor Drive Stamford, CT 06902 steve@ardsley.com		316,992
Ardsley Partners Renewable Energy Offshore Fund, Ltd.	c/o Ardsley Partners 262 Harbor Drive Stamford, CT 06902 steve@ardsley.com		549,366
HFR HE Ardsley Master Trust	c/o Ardsley Partners 262 Harbor Drive Stamford, CT 06902 steve@ardsley.com		56,124
The Gabelli Global Gold, Natural Resources & Income Trust, Inc.	One Corporate Center Rye, NY 10580 tangorra@gabelli.com		460,945

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

Interwest Transfer Company, Inc.
1981 East Murray Holladay Road, Suite 100
P.O. Box 17136
Salt Lake City, Ut 84117
Attention: [ ]

Re: Comanche Clean Energy Corporation

Ladies and Gentlemen:

We have represented Comanche Clean Energy Corporation, a Cayman Islands company (the "**Company**") in connection with certain transactions involving the issuance of securities of the Company, including the Company's Ordinary Shares, $0.001 par value per share ("**Shares**"), (ii) notes convertible into Shares ("**Notes**") and (iii) warrants exercisable for Shares ("**Warrants**"). The Company also has entered into an Amended and Restated Registration Rights Agreement with the Holders, as defined therein (the "**Registration Rights Agreement**"), pursuant to which the Company agreed, among other things, to register for resale under the Securities Act of 1933, as amended (the "**Securities Act**") certain of the Shares it has issued and certain Shares it may issue upon conversion of Notes and the exercise of Warrants. In connection with the Company's obligations under the Registration Rights Agreement, on ______________, 200_, the Company filed a Registration Statement on Form F-__ (File No. 333-_____________) (the "**Registration Statement**") with the Securities and Exchange Commission (the "**SEC**") relating to the Registrable Securities which names each of the persons set forth on Exhibit A to this letter (each, a "**Holder**" and collectively, the "**Holders**") as a selling stockholder thereunder.

Please notify us immediately upon the request of any Holder to transfer Shares pursuant to the Registration Statement. We will then provide you a letter regarding the transferability of the Shares under the Registration Statement.

Very truly yours,

Guzov Ofsink, LLC

By:______________________

CC: **[LIST NAMES OF HOLDERS]**

EXHIBIT D

Text to be Added to the Articles of Association of the Company

The following new Articles 35A, 35B and 35C are to be included in the Company's Articles of Association:

Article 35A

Until the occurrence of a Liquidity Event, as defined below, the Company shall not offer, allot, issue or sell, or enter into any agreement or commitment to allot, issue or sell any shares or grant or issue any options (other than pursuant to a management incentive plan or pursuant to the exercise of options or warrants or convertible securities that were issued prior to the date of this amendment or with respect to which the pre-emptive rights provided for in this amendment were offered), warrants or other securities or rights of any nature giving a right to acquire, convert into or exchange for Shares (collectively, "Pre-emptive Shares"), unless the Company shall first offer in writing to sell to each existing Member and to each holder of securities convertible, exchangeable or exercisable into Shares (such securities, "Convertible Securities" and the holders thereof, together with the then existing Members, the "Rights Holders") on the same terms and conditions and at the same price, a Proportionate Amount of the Pre-emptive Shares. The Proportionate Amount shall be an amount equal to the product of all Pre-emptive Shares to be sold or issued by the Company and a fraction the numerator of which shall be the number of Shares owned (or in the case of a holder of Convertible Securities, the number of Shares into which such securities are convertible, exchangeable or exercisable) by the Rights Holder, and the denominator of which shall be the aggregate number of issued and outstanding shares held by all Members together with the number of Shares into which Convertible Securities then outstanding may be converted, exchanged or exercised. The offer shall remain open for at least 10 calendar days from the date of receipt of such written notice (the "Offer Period") and may be exercised by any existing Rights Holder serving written notice on the Company within the Offer Period. Any Rights Holder who purchases its Proportionate Amount of the Pre-emptive Shares shall pay the subscription price in full for such Pre-emptive Shares no later than 5 days following the date it gives notice to the Company of its intention to purchase the Pre-emptive Shares.

Article 35B

If a Rights Holder (a "Declining Holder") does not accept the offer pursuant to Article 35A above within the Offer Period, then the other Rights Holders shall have the right to acquire all or part of such Declining Holder's Pre-emptive Shares, which right shall be exercised by a Rights Holder indicating in its notice to the Company accepting the offer to purchase its Pre-Emptive shares, its desire to acquire additional Pre-emptive Shares. If a Declining Member's Pre-emptive Shares are oversubscribed, then they shall be allocated amongst the other Rights Holders who wish to acquire

additional Pre-emptive Shares pro rata to the number of Shares already held by them (or, in the case of Convertible Securities, the number of Shares into which the Convertible Securities held by them may be converted, exchanged or exercised). Any Rights Holder acquiring additional Pre-emptive Shares shall pay the Subscription Price in full for such shares no later than 5 days following the date it receives notice from the Company of the number of additional Pre-emptive Shares which have been allotted to it.

Article 35C

For a period of 90 days following completion of the purchase of all Pre-emptive Shares agreed to be subscribed by the existing Rights Holders, the Company shall have the right to sell any Pre-emptive Shares not purchased by the existing Rights Holders on terms and conditions no worse to the Company than that offered to the existing Rights Holders. Thereafter, any offer, allotment, issue or sale of Pre-emptive Shares shall be subject to the provisions of this Article.

The limitation on Share issuances provided for in this Article 35 (inclusive of Article 35A, 35B and 35C) shall continue until an initial public offering of the Shares by the Company for its own account, under the United States Securities Act of 1933, as amended, and pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, covering the offer and sale of Shares, where the gross proceeds to the Company are at least $40,000,000 (such an occurrence, a "Liquidity Event").

SCHEDULE A

Parties to the March 2007 Securities Purchase Agreements

1. Sandelman Partners Multi-Strategy Master Fund, Ltd.
2. Utilico Emerging Markets Limited
3. MHR Capital Partners Master Account LP
4. MHR Capital Partners (100) LP
5. MHR Institutional Partners III, LP
6. Wolverine Convertible Arbitrage Fund Trading Ltd.
7. GPC LX LLC
8. Alpine Capital (Cayman) Master, LP
9. Armstrong Equity Partners, LP
10. Whitebox Hedged High Yield Partners, LP
11. Whitebox Intermarket Partners, LP
12. Deephaven Distressed Opportunities Trading Ltd.
13. Deephaven Event Trading Ltd.
14. Paragon Capital, L.P.
15. Cranshire Capital, LP
16. R&R Biotech Partners LLC
17. Goldman Sachs & Company
18. Deutsche Bank AG, London Branch

Parties to the September 2007 Registration Rights Agreement

1. Sandelman Partners Multi-Strategy Master Fund, Ltd.
2. Utilico Emerging Markets Limited
3. MHR Capital Partners Master Account LP
4. MHR Capital Partners (100) LP
5. MHR Institutional Partners III, LP
6. Wolverine Convertible Arbitrage Fund Trading Ltd.
7. GPC LX LLC
8. Alpine Capital (Cayman) Master, LP
9. Armstrong Equity Partners, LP
10. Whitebox Hedged High Yield Partners, LP
11. Whitebox Intermarket Partners, LP
12. Deephaven Distressed Opportunities Trading Ltd.
13. Deephaven Event Trading Ltd.
14. Paragon Capital, L.P.
15. Cranshire Capital, LP
16. R&R Biotech Partners LLC
17. Goldman Sachs & Company
18. Deutsche Bank AG, London Branch

Parties to the December 2007 Registration Rights Agreement

1. Deephaven Growth Opportunities Subfund Trading Ltd.
2. Goldman Sachs International

3. MHR Capital Partners Master Account LP
4. MHR Capital Partners (100) LP
5. MHR Institutional Partners III LP
6. Utilico Emerging Markets Limited
7. Whitebox Hedged High Yield Partners, LP
8. Guggenheim Portfolio Company XXXI, LLC
9. Sandelman Partners Multi-Strategy Master Fund, Ltd.

Holders of March Notes and 2007 Warrants

1. Sandelman Partners Multi-Strategy Master Fund, Ltd.
2. Utilico Emerging Markets Limited
3. MHR Capital Partners Master Account LP
4. MHR Capital Partners (100) LP
5. MHR Institutional Partners III, LP
6. Wolverine Convertible Arbitrage Fund Trading Ltd.
7. GPC LX LLC
8. Alpine Capital (Cayman) Master, LP
9. Armstrong Equity Partners, LP
10. Whitebox Hedged High Yield Partners, LP
11. Whitebox Intermarket Partners, LP
12. Deephaven Distressed Opportunities Trading Ltd.
13. Deephaven Event Trading Ltd.
14. Paragon Capital, L.P.
15. Cranshire Capital, LP
16. R&R Biotech Partners LLC
17. Goldman Sachs & Company
18. Deutsche Bank AG, London Branch

SCHEDULE B

Parties to the September 2007 Amended and Restated Registration Rights Agreement that are not Parties to the December Registration Rights Agreement

1. Wolverine Convertible Arbitrage Fund Trading Ltd
2. Whitebox Intermarket Partners, LP
3. GPC LX LLC
4. Deephaven Distressed Opportunities Trading Ltd
5. Alpine Capital (Cayman) Master Fund, LP
6. Deephaven Event Trading Ltd
7. Armstrong Equity Partners, LP
8. Paragon Capital, L.P.
9. Cranshire Capital, LP
10. R&R Biotech Partners LLC
11. Deutsche Bank AG, London Branch
12. Goldman Sachs & Company

SCHEDULE C

Parties to the December 2007 Securities Purchase Agreement (Shares and Equity Bridge Notes)

1. MHR Capital Partners Master Account LP
2. MHR Capital Partners (100) LP
3. MHR Institutional Partners III LP
4. Sandelman Partners Multi-Strategy Master Fund
5. Utilico Emerging Markets Limited
6. Whitebox Hedged High Yield Partners LP
7. Guggenheim Portfolio Company XXXI, LLC

Parties to the December 2007 Registration Rights Agreement
Holders of Equity Bridge Notes

1. Deephaven Growth Opportunities Subfund Trading Ltd.
2. Goldman Sachs International
3. MHR Capital Partners Master Account LP
4. MHR Capital Partners (100) LP
5. MHR Institutional Partners III LP
6. Utilico Emerging Markets Limited
7. Whitebox Hedged High Yield Partners, LP
8. Guggenheim Portfolio Company XXXI, LLC
9. Sandelman Partners Multi-Strategy Master Fund, Ltd.

SCHEDULE D

SCHEDULE OF EXCHANGE

CONVERT EXCHANGE

(1)	(2)			(3)	
	Consideration Received			New Securities Issued	
Additional Buyer	Aggregate Principal Amount Under Convertible Notes ($)	$5.30 Warrants	Cash	Notes	Equity (shs)
Deephaven Distressed Opportunities Trading Ltd.	$4,090,664	297,502	$1,368,509.20	$1,985,500	1,013,355
Goldman, Sachs & Company	$4,386,000			$2,129,000	691,738
MHR Capital Partners Master Account LP	$4,890,403	355,666	$1,636,063.60	$2,374,000	1,211,363
MHR Capital Partners (100) LP	$564,142	41,029	$188,733.40	$274,000	139,720
MHR Institutional Partners III LP	$7,500,000	545,455	$2,509,093.00	$3,640,500	1,857,808
Sandelman Partners Multi-Strategy Master Fund, Ltd.	$7,254,000	527,564	$2,426,794.40	$3,521,000	1,796,885
Utilico Emerging Markets Limited	$4,848,667			$2,353,500	764,719

(1)	(2)			(3)	
	Consideration Received			New Securities Issued	
Additional Buyer	Aggregate Principal Amount Under Convertible Notes ($)	$5.30 Warrants	Cash	Notes	Equity (shs)
Alpine Capital (Cayman) Master Fund, LP	$181,000			$88,000	28,526
Wolverine Convertible Arbitrage Fund Trading Ltd.	$2,550,000			$1,238,000	402,144
GPC LX LLC	$200,000			$97,000	31,554
Armstrong Equity Management, LLC	$2,300,000	167,273	$769,455.80	$1,116,500	569,718

BRIDGE EXCHANGE

(1)	(2)	(3)				
	Consideration Received	New Securities Issued				
Additional Buyer	Aggregate Principal Amount Under Bridge Notes	Notes	Equity (shs)	Transaction Warrants		
				Series A	Series B	Series C
Deephaven Growth Opportunities Subfund Trading Ltd.	$1,500,000	$1,500,000	8,750	10,227	10,859	24,889
Goldman, Sachs & Company	$3,750,000	$3,750,000	21,875	25,568	27,148	62,223
MHR Capital Partners Master Account LP	$420,509	$252,500	28,330	2,867	3,044	6,977
MHR Capital Partners (100) LP	$50,584	$30,500	3,408	345	366	839
MHR Institutional Partners III LP	$4,028,907	$2,417,000	271,435	27,470	29,167	66,851
Utilico Emerging Markets Limited	$2,500,000	$1,500,000	168,429	17,045	18,098	41,482
GPC LIX, LLC	$609,000	$365,500	41,029	4,152	4,409	10,105
Whitebox Hedged High Yield Partners, LP	$4,641,000	$2,784,500	312,673	31,643	33,598	77,008